Exhibit 99.1
PRESS RELEASE

Investor Relations:	Media:
New York: +1 (917) 663 2233	Lausanne: +41 (0)58 242 4500
Lausanne: +41 (0)58 242 4666	Email: Iro.Antoniadou@pmi.com
Email: InvestorRelations@pmi.com

PHILIP MORRIS INTERNATIONAL INC. REPORTS 2020 FOURTH-QUARTER & FULL-YEAR RESULTS;
2020 FULL-YEAR REPORTED DILUTED EPS OF $5.16 VERSUS $4.61 IN 2019,
REFLECTING ADJUSTED DILUTED EPS GROWTH OF 7.0% ON AN ORGANIC BASIS;
PROVIDES 2021 EPS FORECAST

NEW YORK, February 4, 2021 – Philip Morris International Inc. (NYSE: PM) today announces its 2020 fourth-quarter and full-year results. Comparisons presented in this press release on a "like-for-like" basis reflect pro forma 2019 results, which have been adjusted for the deconsolidation of PMI's Canadian subsidiary, Rothmans, Benson & Hedges, Inc. (RBH), effective March 22, 2019 (the date of deconsolidation). In addition, PMI's total market share has been restated for previous periods to reflect the deconsolidation. Growth rates presented in this press release on an organic basis reflect currency-neutral underlying results and "like-for-like" comparisons, where applicable. Adjustments, other calculations and reconciliations to the most directly comparable U.S. GAAP measures are included in the schedules to this press release.
2020 FULL-YEAR & FOURTH-QUARTER HIGHLIGHTS
2020 Full-Year
•Reported diluted EPS of $5.16, up by 11.9%; up by 18.9%, excluding currency
•Adjusted diluted EPS of $5.17, down by 0.4%; up by 7.0% on an organic basis
•Cigarette and heated tobacco unit shipment volume down by 8.1% (reflecting cigarette shipment volume down by 11.1%, and heated tobacco unit shipment volume up by 27.6% to 76.1 billion units); down by 7.9% on a like-for-like basis
•Market share for heated tobacco units in IQOS markets, excluding the U.S., up by 1.7 points to 6.1%
•Net revenues down by 3.7%; down by 1.6% on an organic basis
•Operating income up by 10.8%; up by 15.3%, excluding currency
•Adjusted operating income up by 4.6% on an organic basis
•Adjusted operating income margin of 40.8%, up by 2.4 points on an organic basis
•Increased the regular quarterly dividend per share by 2.6% to an annualized rate of $4.80
•Total IQOS users at year-end estimated at approximately 17.6 million, of which approximately 12.7 million have switched to IQOS and stopped smoking
•On July 7, 2020, the U.S. Food and Drug Administration (FDA) authorized the marketing of a version of IQOS as a Modified Risk Tobacco Product
•On December 7, 2020, the U.S. FDA authorized the sale of the IQOS 3 device in the U.S. through the issuance of a premarket tobacco marketing order

2020 Fourth-Quarter
•Reported diluted EPS of $1.27, up by 22.1%; up by 26.9%, excluding currency
•Adjusted diluted EPS of $1.26, up by 3.3%; up by 7.4% on an organic basis
•Cigarette and heated tobacco unit shipment volume down by 8.2% (reflecting cigarette shipment volume down by 11.7%, and heated tobacco unit shipment volume up by 26.9% to 21.7 billion units)
•Market share for heated tobacco units in IQOS markets, excluding the U.S., up by 1.8 points to 6.7%
•Net revenues down by 3.5%; down by 3.5% on an organic basis
•Operating income up by 15.9%; up by 17.8%, excluding currency
•Adjusted operating income up by 1.7% on an organic basis
•Adjusted operating income margin of 38.5%, up by 2.0 points on an organic basis
"In 2020, PMI delivered a robust business performance despite the unprecedented headwinds of the COVID-19 pandemic, with adjusted diluted EPS organic growth of 7.0%, supported by stronger-than-anticipated fourth quarter results," said André Calantzopoulos, Chief Executive Officer.
"We must first and foremost salute the enormous efforts of the entire PMI organization to keep our employees and their families safe, ensure business continuity, rapidly adapt our ways of working and help our local communities."
"IQOS continued to deliver impressive growth in 2020, driving significant increases in our total users, as well as both HTU shipment and in-market sales volumes. During the fourth quarter, we reported record HTU market shares in key IQOS geographies, and exited the year with double-digit national shares in ten markets."
"We enter 2021 with favorable momentum, although certain headwinds remain, notably related to Duty Free, Indonesia and the continued effects of the pandemic. For the full year, we are expecting a significant recovery, with mid-single-digit organic net revenue growth—driven by the growing contribution of IQOS—and further efforts on cost efficiencies driving an acceleration in forecasted adjusted diluted EPS growth to a range of 9% to 11% on the same basis."
2021 FULL-YEAR FORECAST

	Full-Year
	2021 Forecast			2020	Organic Growth

Reported Diluted EPS	$5.90	-	$6.00	$ 5.16
Tax items				(0.06)
Asset impairment and exit costs				0.08
Brazil indirect tax credit				(0.05)
Fair value adjustment for equity security investments				0.04
Adjusted Diluted EPS	$5.90	-	$6.00	$ 5.17
Currency	(0.25)
Adjusted Diluted EPS, excluding currency	$5.65	-	$5.75	$ 5.17	9%	-	11%

Reported diluted EPS forecast to be in a range of $5.90 to $6.00, at prevailing exchange rates, representing a projected increase of around 14% to 16% versus reported diluted EPS of $5.16 in 2020.

Excluding a favorable currency impact, at prevailing exchange rates, of approximately $0.25 per share, this forecast represents a projected increase of around 9% to 11% versus adjusted diluted EPS of $5.17 in 2020, as detailed in the above table.
2021 Full-Year Forecast Assumptions
This forecast assumes:
•A gradual improvement in the general operating environment, with potential volatility around the duration and effects of pandemic-related mobility restrictions across PMI's key markets;
•Lack of near-term recovery in PMI's duty-free business given the uncertain outlook for global travel, with current dynamics persisting through year end;
•An estimated total international industry volume progression, excluding China and the U.S., of approximately -3% to flat;
•A total cigarette and heated tobacco unit shipment volume progression for PMI of approximately -2% to +1%;
•Heated tobacco unit shipment volume of 90 to 100 billion units;
•Net revenue growth of approximately 4% to 7% on an organic basis;
•An increase in adjusted operating income margin of at least 150 basis points on an organic basis;
•Operating cash flow of approximately $11 billion at prevailing exchange rates and subject to year-end working capital requirements;
•Capital expenditures of approximately $0.8 billion;
•An effective tax rate, excluding discrete tax events, of around 22%;
•No share repurchases; and
•First-quarter reported diluted EPS of around $1.40, including a favorable currency impact, at prevailing exchange rates, of around $0.09 per share, notably reflecting:
•Net revenue that is down slightly to broadly stable on an organic basis, with an unfavorable comparison versus the first quarter of 2019; and
•Strong operating income margin growth, primarily driven by the growing weight of IQOS in the business and continued cost efficiencies.
The foregoing is underpinned by the assumption that, even in the event of prolonged pandemic-related restrictions, there will not be a return to the depressed consumption levels of the second quarter of 2020. This assumption is consistent with the less severe impact on consumption levels observed in the second half of 2020 as COVID-19 spread in a number of markets.
This forecast excludes the impact of any future acquisitions, unanticipated or unquantifiable asset impairment and exit cost charges, future changes in currency exchange rates, further developments pertaining to the judgment in the two Québec Class Action lawsuits and the Companies’ Creditors Arrangement Act (CCAA) protection granted to RBH, any unusual events, and any COVID-19-related developments different from the assumptions set forth in the company's forecast.
Factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to these projections.

COVID-19: Business Continuity Update
Since the onset of the COVID-19 pandemic, PMI has undertaken a number of business continuity measures to mitigate potential disruption to its operations and route-to-market in order to preserve the availability of products to its customers and adult consumers.
Currently:
•PMI has sufficient access to the inputs for its products and is not facing any significant business continuity issues with respect to key suppliers;
•All of PMI's cigarette and heated tobacco unit manufacturing facilities globally are operational;
•COVID-related restrictions do not have a significant impact on the availability of PMI’s products to its customers and adult consumers; and
•PMI has ample liquidity through cash on hand, the ongoing cash generation of its business, and its access to the commercial paper and debt markets.
U.S. Food and Drug Administration Authorizes IQOS 3 for Sale in the United States
On December 7, 2020, the U.S. Food and Drug Administration (FDA) confirmed that IQOS 3, Philip Morris International’s electrically heated tobacco system, is appropriate for the protection of public health and authorized it for sale in the U.S. The FDA’s decision followed the assessment of a premarket tobacco product application (PMTA) filed with the agency in March 2020.
The IQOS 3 device contains a number of technological advancements compared to a previously authorized IQOS device (IQOS 2.4), including longer battery life and quicker recharge between uses.
In its decision, the FDA noted that international survey data reviewed by the agency found no evidence of increased uptake of IQOS by youth or young adults, while use patterns available for the previously authorized version of IQOS within the U.S. have not raised new concerns regarding product use in youth and young adults.
The IQOS 3 PMTA authorization is independent of the modified risk tobacco product application (MRTPA) authorization for IQOS 2.4. PMI expects to file an application seeking an exposure modification order for IQOS 3.
Brazil Indirect Tax Credit
Following a final and enforceable decision by the highest court in Brazil in October 2020, PMI recorded a gain of $119 million for tax credits representing overpayments of indirect taxes for the period from March 2012 through December 2019. These tax credits will be applied to future tax liabilities in Brazil.
A decision regarding an additional amount of overpaid indirect taxes of approximately $90 million is still pending before this court.
Conference Call
A conference call, hosted by André Calantzopoulos, Chief Executive Officer, Jacek Olczak, Chief Operating Officer, and Emmanuel Babeau, Chief Financial Officer, will be webcast at 10:30 a.m., Eastern Time, on February 4, 2021. Access is at www.pmi.com/2020Q4earnings.

CONSOLIDATED SHIPMENT VOLUME & MARKET SHARE

PMI Shipment Volume by Region	Fourth-Quarter			Full-Year
(million units)	2020	2019	Change	2020	2019	Change
Cigarettes
European Union	37,278	41,226	(9.6)%	163,420	174,319	(6.3)%
Eastern Europe	22,725	25,865	(12.1)%	93,462	100,644	(7.1)%
Middle East & Africa	29,912	32,611	(8.3)%	117,999	134,568	(12.3)%
South & Southeast Asia	36,609	44,704	(18.1)%	144,788	174,934	(17.2)%
East Asia & Australia	9,946	11,301	(12.0)%	45,100	49,951	(9.7)%
Latin America & Canada	18,207	19,387	(6.1)%	63,749	72,293	(11.8)%
Total PMI	154,677	175,094	(11.7)%	628,518	706,709	(11.1)%

Heated Tobacco Units
European Union	5,773	3,759	53.6%	19,842	12,569	57.9%
Eastern Europe	6,524	5,240	24.5%	20,898	13,453	55.3%
Middle East & Africa	188	593	(68.3)%	1,022	2,654	(61.5)%
South & Southeast Asia	26	—	—%	36	—	—%
East Asia & Australia	9,063	7,424	22.1%	33,862	30,677	10.4%
Latin America & Canada (1)	135	97	39.2%	451	299	50.8%
Total PMI	21,709	17,113	26.9%	76,111	59,652	27.6%

Cigarettes and Heated Tobacco Units
European Union	43,051	44,985	(4.3)%	183,262	186,888	(1.9)%
Eastern Europe	29,249	31,105	(6.0)%	114,360	114,097	0.2%
Middle East & Africa	30,100	33,204	(9.3)%	119,021	137,222	(13.3)%
South & Southeast Asia	36,635	44,704	(18.0)%	144,824	174,934	(17.2)%
East Asia & Australia	19,009	18,725	1.5%	78,962	80,628	(2.1)%
Latin America & Canada	18,342	19,484	(5.9)%	64,200	72,592	(11.6)%
Total PMI	176,386	192,207	(8.2)%	704,629	766,361	(8.1)%
(1) Includes shipments to Altria Group, Inc., commencing in the third quarter of 2019, for sale in the United States under license.

Full-Year
Estimated international industry cigarette and heated tobacco unit volume, excluding China and the U.S., of 2.5 trillion, decreased by 5.8%, due to all PMI Regions, as described in the Regional sections below.
PMI's total shipment volume decreased by 8.1% (or by 7.9% on a like-for-like basis), due to:
•the EU, reflecting lower cigarette shipment volume, notably in Italy, Poland and Spain, partly offset by higher heated tobacco unit shipment volume across the Region, particularly in Italy and Poland;
•Middle East & Africa, reflecting lower cigarette shipment volume, primarily in PMI Duty Free and Turkey, as well as lower heated tobacco unit shipment volume due to PMI Duty Free;
•South & Southeast Asia, reflecting lower cigarette shipment volume, primarily in Indonesia, Pakistan and the Philippines;
•East Asia & Australia, reflecting lower cigarette shipment volume, predominantly in Japan, partly offset by higher heated tobacco unit shipment volume driven by Japan; and

•Latin America & Canada, reflecting lower cigarette shipment volume, primarily in Argentina and Mexico, partially offset by Brazil. On a like-for-like basis, PMI's total shipment volume in the Region decreased by 10.3%;
partly offset by
•Eastern Europe, reflecting higher heated tobacco unit shipment volume across the Region, notably in Russia and Ukraine, partly offset by lower cigarette shipment volume, mainly in Russia and Ukraine.
Impact of Inventory Movements
The net impact of estimated distributor inventory movements for the full year was immaterial. On a like-for-like basis, PMI’s total in-market sales volume declined by 7.8%.
Fourth-Quarter
PMI's total shipment volume decreased by 8.2%, due to:
•the EU, reflecting lower cigarette shipment volume, notably in Italy and Poland, partly offset by higher heated tobacco unit shipment volume across the Region, notably in Italy;
•Eastern Europe, reflecting lower cigarette shipment volume, particularly in Russia and Ukraine, partly offset by higher heated tobacco unit shipment volume across the Region, primarily in Russia and Ukraine;
•Middle East & Africa, reflecting lower cigarette shipment volume, mainly in North Africa and PMI Duty Free, partly offset by Turkey, as well as lower heated tobacco unit shipment volume due to PMI Duty Free;
•South & Southeast Asia, reflecting lower cigarette shipment volume, primarily in Indonesia and the Philippines; and
•Latin America & Canada, reflecting lower cigarette shipment volume, primarily in Mexico, partly offset by Brazil;
partly offset by
•East Asia & Australia, reflecting higher heated tobacco unit shipment volume, primarily in Japan, partly offset by lower cigarette shipment volume, mainly in Japan.
Impact of Inventory Movements
The net impact of estimated distributor inventory movements in the fourth quarter was immaterial. PMI’s total in-market sales volume declined by 8.3%.

PMI Shipment Volume by Brand

PMI Shipment Volume by Brand	Fourth-Quarter			Full-Year
(million units)	2020	2019	Change	2020	2019	Change
Cigarettes
Marlboro	57,521	66,025	(12.9)%	233,158	262,908	(11.3)%
L&M	21,883	23,107	(5.3)%	91,098	92,873	(1.9)%
Chesterfield	12,864	13,683	(6.0)%	52,139	57,185	(8.8)%
Philip Morris	10,822	12,216	(11.4)%	45,645	49,164	(7.2)%
Parliament	9,162	9,639	(4.9)%	34,737	38,723	(10.3)%
Sampoerna A	9,061	9,121	(0.7)%	32,862	35,133	(6.5)%
Dji Sam Soe	6,410	9,346	(31.4)%	24,754	32,435	(23.7)%
Bond Street	5,632	6,926	(18.7)%	24,113	28,025	(14.0)%
Lark	3,429	4,027	(14.8)%	15,489	19,602	(21.0)%
Next	2,277	2,202	3.4%	8,980	8,602	4.4%
Others	15,616	18,802	(16.9)%	65,543	82,059	(20.1)%
Total Cigarettes	154,677	175,094	(11.7)%	628,518	706,709	(11.1)%
Heated Tobacco Units (1)	21,709	17,113	26.9%	76,111	59,652	27.6%
Total PMI	176,386	192,207	(8.2)%	704,629	766,361	(8.1)%
(1) Includes shipments to Altria Group, Inc., commencing in the third quarter of 2019, for sale in the United States under license.
Note: Sampoerna A includes Sampoerna; Philip Morris includes Philip Morris/Dubliss; Lark includes Lark Harmony; and Next includes Next/Dubliss.

Full-Year
PMI's cigarette shipment volume of the following brands decreased:
•Marlboro, mainly due to Indonesia, Italy, Japan, Mexico, the Philippines, PMI Duty Free, Saudi Arabia and Turkey, partly offset by Russia;
•L&M, notably due to PMI Duty Free and Poland, partly offset by Mexico and Turkey;
•Chesterfield, mainly due to Poland, Russia and Turkey, partly offset by Brazil and Saudi Arabia;
•Philip Morris, primarily due to Argentina and Italy, partly offset by Russia;
•Parliament, mainly due to PMI Duty Free, Russia and Turkey;
•Sampoerna A in Indonesia, mainly due to premium A Mild;
•Dji Sam Soe in Indonesia, mainly due to Dji Sam Soe Magnum Mild;
•Bond Street, largely due to Russia and Ukraine;
•Lark, primarily due to Japan and Turkey; and
•"Others," notably due to: the impact of the deconsolidation of RBH in Canada; mid-price Fortune and Hope in the Philippines, Muratti in Turkey and Sampoerna U in Indonesia; and low-price Baronet (morphed to L&M) in Mexico, Jackpot in the Philippines and Morven in Pakistan; partly offset by mid-price Sampoerna Hijau in Indonesia.
PMI's cigarette shipment volume of the following brand increased:
•Next, notably driven by Israel and Russia.
The increase in PMI's heated tobacco unit shipment volume was mainly driven by the EU (notably Italy and Poland), Eastern Europe (notably Russia and Ukraine) and Japan, partly offset by PMI Duty Free.

International Share of Market
PMI's total international market share (excluding China and the U.S.), defined as PMI's cigarette and heated tobacco unit sales volume as a percentage of total industry cigarette and heated tobacco unit sales volume, decreased by 0.7 points to 27.7%, reflecting:
•Total international market share for cigarettes of 24.7%, down by 1.5 points; and
•Total international market share for heated tobacco units of 3.0%, up by 0.8 points.
PMI's total international cigarette sales volume as a percentage of total industry cigarette sales volume was down by 1.2 points to 25.7%, mainly reflecting: out-switching to heated tobacco units, as well as lower cigarette market share and/or an unfavorable geographic mix impact, notably in Indonesia, Mexico, the Philippines and PMI Duty Free, partly offset by Brazil and Germany.
In 2020, PMI owned five of the world's top 15 international cigarette brands, with international cigarette market shares as follows: Marlboro, 9.5%; L&M, 3.7%; Chesterfield, 2.2%; Philip Morris, 1.9%; and Parliament, 1.4%.

Fourth-Quarter
PMI's cigarette shipment volume of the following brands decreased:
•Marlboro, mainly due to Indonesia, Italy, Japan, Mexico, the Philippines and PMI Duty Free, partly offset by Turkey;
•L&M, notably due to Egypt, PMI Duty Free and Poland, partly offset by Turkey;
•Chesterfield, mainly due to Poland, Russia and Turkey, partly offset by Brazil;
•Philip Morris, primarily due to Argentina, Indonesia, Italy and Russia;
•Parliament, mainly due to PMI Duty Free and Russia, partly offset by Saudi Arabia and Turkey;
•Sampoerna A in Indonesia, mainly due to premium A Mild;
•Dji Sam Soe in Indonesia, mainly due to Dji Sam Soe Magnum Mild;
•Bond Street, notably due to Russia and Ukraine;
•Lark, primarily due to Japan; and
•"Others," notably due to: mid-price Fortune in the Philippines and Sampoerna U in Indonesia, partly offset by Sampoerna Hijau in Indonesia.
PMI's cigarette shipment volume of the following brand increased:
•Next, mainly driven by Canada.
The increase in PMI's heated tobacco unit shipment volume was mainly driven by the EU (notably Italy and Poland), Eastern Europe (notably Russia and Ukraine) and Japan, partly offset by PMI Duty Free.
International Share of Market
PMI's total international market share (excluding China and the U.S.) decreased by 0.9 points to 27.4%, reflecting:
•Total international market share for cigarettes of 24.2%, down by 1.7 points; and
•Total international market share for heated tobacco units of 3.1%, up by 0.7 points.
PMI's total international cigarette sales volume as a percentage of total industry cigarette sales volume was down by 1.5 points to 25.2%, mainly reflecting: out-switching to heated tobacco units, as well as lower cigarette market share and/or an unfavorable geographic mix impact, notably in Indonesia, Japan, Mexico, the Philippines and PMI Duty Free, partly offset by Brazil and Turkey.

CONSOLIDATED FINANCIAL SUMMARY
Full-Year

Financial Summary - Years Ended December 31,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2020	2019	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other(1)
(in millions)
Net Revenues	$ 28,694	$ 29,805	(3.7)%	(2.2)%	(1,111)	(469)	794	(1,183)	(253)
Cost of Sales	(9,569)	(10,513)	9.0%	7.5%	944	158	—	464	322
Marketing, Administration and Research Costs (2)	(7,384)	(8,695)	15.1%	17.0%	1,311	(166)	—	—	1,477
Amortization of Intangibles	(73)	(66)	(10.6)%	(13.6)%	(7)	2	—	—	(9)
Operating Income	$ 11,668	$ 10,531	10.8%	15.3%	1,137	(475)	794	(719)	1,537
Asset Impairment & Exit Costs (3)	(149)	(422)	64.7%	64.7%	273	—	—	—	273
Canadian Tobacco Litigation-Related Expense (3)	—	(194)	+100%	+100%	194	—	—	—	194
Loss on Deconsolidation of RBH (3)	—	(239)	+100%	+100%	239	—	—	—	239
Russia Excise and VAT Audit Charge (3)	—	(374)	+100%	+100%	374	—	—	—	374
Brazil Indirect Tax Credit (3)	119	—	—%	—%	119	—	—	—	119
Adjusted Operating Income	$ 11,698	$ 11,760	(0.5)%	3.5%	(62)	(475)	794	(719)	338

Adjusted Operating Income Margin	40.8%	39.5%	1.3pp	2.2pp
(1) Cost/Other variance includes the impact of the RBH deconsolidation.
(2) Favorable Cost/Other variance includes the 2019 Canadian tobacco litigation-related expense, the 2019 loss on deconsolidation of RBH, the 2019 and 2020 asset impairment and exit costs, the 2019 Russia excise and VAT audit charge, the 2020 Brazil indirect tax credit, and the impact of the RBH deconsolidation.

(3) Included in Marketing, Administration and Research Costs above.
Note: Net Revenues include revenues from shipments of Platform 1 devices, heated tobacco units and accessories to Altria Group, Inc., commencing in the third quarter of 2019, for sale under license in the United States.
Net revenues decreased by 2.2%, excluding currency, reflecting: unfavorable volume/mix, primarily due to lower cigarette volume (mainly in Argentina, Indonesia, Italy, Japan, Mexico, the Philippines, PMI Duty Free, Poland, Russia and Ukraine, partly offset by Germany), partially offset by higher heated tobacco unit volume (notably in the EU, Japan, Russia and Ukraine, partly offset by PMI Duty Free); and the unfavorable impact of $253 million, shown in "Cost/Other," mainly resulting from the deconsolidation of RBH and lower fees for certain distribution rights billed to customers in certain markets; partly offset by a favorable pricing variance (notably driven by the GCC, Germany, Japan, Mexico, North Africa, the Philippines, PMI Duty Free, Russia and Ukraine, partially offset by Indonesia, Poland and Turkey). On an organic basis, net revenues decreased by 1.6%, as detailed in Schedule 9.
Operating income increased by 15.3%, excluding currency, notably reflecting a favorable comparison, shown in "Cost/Other," of net items recorded in 2020 of $30 million related to asset impairment and exit costs (associated with organizational design optimization) and the Brazil indirect tax credit, to charges recorded in 2019 of $1.2 billion, related to: asset impairment and exit costs (associated with plant closures in Argentina, Colombia,

Germany and Pakistan), the loss on the deconsolidation of RBH, the Canadian tobacco litigation-related expense, and the Russia excise and VAT audit.
Adjusted operating income increased by 3.5%, excluding currency, primarily reflecting: a favorable pricing variance; lower manufacturing costs (driven by productivity gains related to reduced-risk and combustible products) and lower marketing, administration and research costs (partly driven by cost efficiencies); partially offset by unfavorable volume/mix, mainly due to lower cigarette volume (primarily in Indonesia, Italy, Japan, Mexico, the Philippines, PMI Duty Free, Poland and Russia), partly offset by higher heated tobacco unit volume (notably in the EU, Japan, Russia and Ukraine, partially offset by PMI Duty Free); and the unfavorable impact of the deconsolidation of RBH, included in "Cost/Other." On an organic basis, adjusted operating income increased by 4.6%, as detailed in Schedule 9.
Adjusted operating income margin increased by 2.2 points to 41.7%, excluding currency, as detailed in Schedule 8, or by 2.4 points to 41.7%, on an organic basis, as detailed in Schedule 9.
Fourth-Quarter

Financial Summary - Quarters Ended December 31,			Change Fav./(Unfav.)			Variance Fav./(Unfav.)
	2020	2019	Total		Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 7,444	$ 7,713	(3.5)%		(3.5)%	(269)	—	128	(385)	(12)
Cost of Sales	(2,572)	(2,778)	7.4%		8.0%	206	(15)	—	146	75
Marketing, Administration and Research Costs (1)	(1,949)	(2,413)	19.2%		20.7%	464	(35)	—	—	499
Amortization of Intangibles	(18)	(16)	(12.5)%		(25.0)%	(2)	2	—	—	(4)
Operating Income	$ 2,905	$ 2,506	15.9%		17.8%	399	(48)	128	(239)	558
Asset Impairment & Exit Costs (2)	(78)	(357)	78.2%		78.2%	279	—	—	—	279
Brazil Indirect Tax Credit (2)	119	—	—%		—%	119	—	—	—	119
Adjusted Operating Income	$ 2,864	$ 2,863	—%		1.7%	1	(48)	128	(239)	160

Adjusted Operating Income Margin	38.5%	37.1%	1.4pp	2.0	pp
(1) Favorable Cost/Other variance includes the 2019 and 2020 asset impairment and exit costs and the 2020 Brazil indirect tax credit
(2) Included in Marketing, Administration and Research Costs above.
Note: Net Revenues include revenues from shipments of Platform 1 devices, heated tobacco units and accessories to Altria Group, Inc., commencing in the third quarter of 2019, for sale under license in the United States.
Net revenues decreased by 3.5%, on an organic basis, mainly reflecting: unfavorable volume/mix, primarily due to lower cigarette volume (mainly in Indonesia, Italy, Japan, Mexico, the Philippines, PMI Duty Free, Poland and Russia), partially offset by higher heated tobacco unit volume (notably in EE, the EU and Japan, partly offset by PMI Duty Free); partially offset by a favorable pricing variance (notably driven by Germany, Japan, the Philippines and Russia, partly offset by France and Indonesia).
Operating income increased by 17.8%, excluding currency, notably reflecting a favorable comparison, shown in "Cost/Other," of net favorable items recorded in the fourth quarter of 2020 of $41 million related to the Brazil indirect tax credit and asset impairment and exit costs (associated with organizational design optimization), to charges recorded in the same period of 2019 related to asset impairment and exit costs associated with plant closures in Argentina and Germany.
Adjusted operating income increased by 1.7%, on an organic basis, primarily reflecting: a favorable pricing variance; lower marketing, administration and research costs (partly driven by cost efficiencies); and lower manufacturing costs (driven by productivity gains related to reduced-risk and combustible products); partially offset by unfavorable volume/mix, due to the same factors as for net revenues noted above.
Adjusted operating income margin increased by 2.0 points to 39.1%, on an organic basis, as detailed in Schedule 8.
EUROPEAN UNION REGION
Full-Year

Financial Summary - Years Ended December 31,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2020	2019	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 10,702	$ 9,817	9.0%	8.8%	885	21	187	677	—

Operating Income	$ 5,098	$ 3,970	28.4%	29.0%	1,128	(24)	187	663	302
Asset Impairment & Exit Costs (1)	(57)	(342)	83.3%	83.3%	285	—	—	—	285
Adjusted Operating Income	$ 5,155	$ 4,312	19.6%	20.1%	843	(24)	187	663	17

Adjusted Operating Income Margin	48.2%	43.9%	4.3pp	4.6pp
(1) Included in marketing, administration and research costs at the consolidated operating income level.

Net revenues increased by 8.8%, on an organic basis, reflecting: favorable volume/mix, mainly driven by higher heated tobacco unit volume across the Region (notably in the Czech Republic, Germany, Hungary, Italy and Poland), partly offset by lower cigarette volume (notably in the Czech Republic, Italy, Poland and Spain, partly offset by Germany) and lower cigarette mix (mainly in Germany); and a favorable pricing variance (driven by higher combustible pricing, notably in Germany, partly offset by lower heated tobacco unit and IQOS device pricing).
Operating income increased by 29.0%, excluding currency, notably reflecting a favorable comparison, shown in "Cost/Other," of asset impairment and exit costs recorded in 2020 associated with organizational design optimization, to those recorded in 2019 associated with a plant closure in Germany.
Adjusted operating income increased by 20.1%, on an organic basis, primarily reflecting: favorable volume/mix, mainly driven by the same factors as for net revenues noted above; a favorable pricing variance; and lower manufacturing costs (notably in Germany); partly offset by higher marketing, administration and research costs (mainly related to increased investments behind reduced-risk products, notably in Germany and Poland).
Adjusted operating income margin increased by 4.6 points to 48.5%, on an organic basis, as detailed in Schedule 8.

Fourth-Quarter

Financial Summary - Quarters Ended December 31,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2020	2019	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 2,742	$ 2,436	12.6%	6.4%	306	151	45	110	—

Operating Income	$ 1,174	$ 624	88.1%	74.8%	550	83	45	129	293
Asset Impairment & Exit Costs (1)	(30)	(342)	91.2%	91.2%	312	—	—	—	312
Adjusted Operating Income	$ 1,204	$ 966	24.6%	16.0%	238	83	45	129	(19)

Adjusted Operating Income Margin	43.9%	39.7%	4.2pp	3.6pp
(1) Included in marketing, administration and research costs at the consolidated operating income level.
Net revenues increased by 6.4%, on an organic basis, reflecting: favorable volume/mix, mainly driven by higher heated tobacco unit volume (notably in Germany, Italy and Poland), partly offset by lower cigarette volume (notably in Italy and Poland); and a favorable pricing variance (driven by higher combustible pricing, notably in Germany, partly offset by France).
Operating income increased by 74.8%, excluding currency, mainly reflecting a favorable comparison, shown in "Cost/Other," of asset impairment and exit costs recorded in the fourth quarter of 2020 associated with organizational design optimization, to those recorded in the same period of 2019 associated with a plant closure in Germany.
Adjusted operating income increased by 16.0%, on an organic basis, primarily reflecting: favorable volume/mix, driven by the same factors as for net revenues noted above; and a favorable pricing variance; partly offset by higher manufacturing costs (notably in Italy, partly offset by Germany).
Adjusted operating income margin increased by 3.6 points to 43.3%, on an organic basis, as detailed in Schedule 8.

Total Market, PMI Shipment & Market Share Commentaries

European Union Key Data	Fourth-Quarter			Full-Year
			Change			Change
	2020	2019	% / pp	2020	2019	% / pp
Total Market (billion units)	115.2	119.0	(3.2)%	472.7	482.8	(2.1)%

PMI Shipment Volume (million units)
Cigarettes	37,278	41,226	(9.6)%	163,420	174,319	(6.3)%
Heated Tobacco Units	5,773	3,759	53.6%	19,842	12,569	57.9%
Total EU	43,051	44,985	(4.3)%	183,262	186,888	(1.9)%

PMI Market Share
Marlboro	17.1%	17.8%	(0.7)	17.5%	18.0%	(0.5)
L&M	5.9%	6.5%	(0.6)	6.2%	6.7%	(0.5)
Chesterfield	5.3%	5.6%	(0.3)	5.5%	5.8%	(0.3)
Philip Morris	2.2%	2.6%	(0.4)	2.4%	2.7%	(0.3)
HEETS	5.0%	3.2%	1.8	4.2%	2.5%	1.7
Others	3.1%	3.0%	0.1	3.1%	3.1%	—
Total EU	38.6%	38.7%	(0.1)	38.9%	38.8%	0.1
Note: HEETS includes HEETS Dimensions.
Full-Year
The estimated total market in the EU decreased by 2.1% to 472.7 billion units, notably due to:
•Czech Republic, down by 10.9%, primarily reflecting lower border sales due to lockdown measures;
•France, down by 3.6%, mainly reflecting the impact of significant excise tax-driven price increases, partly offset by the pandemic-related impact of lower cross-border (non-domestic) purchases and a lower estimated prevalence of illicit trade due to border restrictions; and
•Spain, down by 7.8%, primarily reflecting lower in-bound tourism and border sales due to the pandemic;
partly offset by
•Germany, up by 1.9%, notably reflecting the pandemic-related impact of lower cross-border (non-domestic) purchases and reduced out-bound tourism, partly offset by the impact of retail price increases in the first quarter of 2020 and adult smoker out-switching to other combustible tobacco products.
PMI's total shipment volume decreased by 1.9% to 183.3 billion units, reflecting:
•lower cigarette shipment volume, mainly due to the lower total market and lower cigarette market share (notably in Italy and Poland, partly reflecting out-switching to heated tobacco units);
partly offset by
•higher heated tobacco unit shipment volume across the Region (notably in Italy and Poland), driven by higher market share.
PMI's Regional market share increased by 0.1 point to 38.9%, with gains in Germany and Italy, partly offset by a decline in Poland.

Fourth-Quarter
The estimated total market in the EU decreased by 3.2% to 115.2 billion units, notably driven by:
•Czech Republic, down by 20.9%, mainly reflecting the same factor as for the full year;
•Denmark, down by 27.0%, or by 12.9% excluding the net unfavorable impact of estimated trade inventory movements, mainly reflecting the impact of excise tax-driven price increases; and
•Spain, down by 7.7%, mainly reflecting the same factors as for the full year.
PMI's total shipment volume decreased by 4.3% to 43.1 billion units, reflecting:
•lower cigarette shipment volume, mainly due to the lower total market and lower market share (notably in Italy and Poland, partly reflecting out-switching to heated tobacco units);
partly offset by
•higher heated tobacco unit shipment volume across the Region, driven by higher market share (notably in Italy and Poland).
PMI's Regional market share decreased by 0.1 point to 38.6%, with declines in France and Poland, largely offset by gains in Italy and Spain.
EASTERN EUROPE REGION
Full-Year

Financial Summary - Years Ended December 31,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2020	2019	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 3,378	$ 3,282	2.9%	10.9%	96	(263)	162	197	—

Operating Income	$ 871	$ 547	59.2%	+100%	324	(299)	162	146	315
Asset Impairment & Exit Costs (1)	(15)	—	—%	—%	(15)	—	—	—	(15)
Russia Excise and VAT Audit Charge (1)	—	(374)	+100%	+100%	374	—	—	—	374
Adjusted Operating Income	$ 886	$ 921	(3.8)%	28.7%	(35)	(299)	162	146	(44)

Adjusted Operating Income Margin	26.2%	28.1%	(1.9)pp	4.4pp
(1) Included in marketing, administration and research costs at the consolidated operating income level.
Net revenues increased by 10.9%, on an organic basis, reflecting: favorable volume/mix, predominantly driven by higher heated tobacco unit volume across the Region (notably in Russia and Ukraine) and higher heated tobacco unit mix (mainly in Russia), partly offset by unfavorable cigarette volume (primarily in Russia and Ukraine, partially offset by Israel) and unfavorable cigarette mix (mainly in Russia); and a favorable pricing variance, driven by higher combustible pricing (primarily in Russia and Ukraine), partly offset by lower IQOS device pricing (mainly in Russia).
Operating income increased by over 100%, excluding currency, primarily reflecting a favorable comparison, shown in "Cost/Other," mainly due to a charge recorded in 2019 of $374 million related to the Russia excise and VAT audit.

Adjusted operating income increased by 28.7%, on an organic basis, reflecting: a favorable pricing variance; favorable volume/mix, driven by the same factors as for net revenues noted above; and lower manufacturing costs; partly offset by higher marketing, administration and research costs (partly related to increased investments behind reduced-risk products, notably in Russia and Ukraine).
Adjusted operating income margin increased by 4.4 points to 32.5%, on an organic basis, as detailed in Schedule 8.
Fourth-Quarter

Financial Summary - Quarters Ended December 31,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2020	2019	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 908	$ 982	(7.5)%	4.5%	(74)	(118)	57	(13)	—

Operating Income	$ 261	$ 263	(0.8)%	33.8%	(2)	(91)	57	(10)	42
Asset Impairment & Exit Costs (1)	(8)	—	—%	—%	(8)	—	—	—	(8)
Adjusted Operating Income	$ 269	$ 263	2.3%	36.9%	6	(91)	57	(10)	50

Adjusted Operating Income Margin	29.6%	26.8%	2.8pp	8.3pp
(1) Included in marketing, administration and research costs at the consolidated operating income level.
Net revenues increased by 4.5%, on an organic basis, mainly reflecting: a favorable pricing variance, driven by higher combustible pricing (predominantly in Russia); partly offset by unfavorable volume/mix, mainly due to unfavorable cigarette volume/mix in Russia, largely offset by higher heated tobacco unit volume across the Region (primarily in Russia and Ukraine).
Operating income increased by 33.8%, excluding currency, primarily reflecting a favorable pricing variance; and lower manufacturing costs (mainly in Russia); partly offset by unfavorable volume/mix, reflecting the same factors as for net revenues noted above.
Adjusted operating income increased by 36.9%, on an organic basis. Adjusted operating income margin increased by 8.3 points to 35.1%, on the same basis, as detailed in Schedule 8.
Total Market, PMI Shipment & Market Share Commentaries

PMI Shipment Volume	Fourth-Quarter			Full-Year
(million units)	2020	2019	Change	2020	2019	Change
Cigarettes	22,725	25,865	(12.1)%	93,462	100,644	(7.1)%
Heated Tobacco Units	6,524	5,240	24.5%	20,898	13,453	55.3%
Total Eastern Europe	29,249	31,105	(6.0)%	114,360	114,097	0.2%

Full-Year
The estimated total market in Eastern Europe decreased by 4.6% to 379.4 billion units, notably due to:
•Russia, down by 3.3%, primarily reflecting the impact of price increases, partly offset by a lower estimated prevalence of illicit trade due to pandemic-related border restrictions; and

•Ukraine, down by 10.2%, mainly reflecting the impact of excise tax-driven price increases.
PMI's Regional market share increased by 1.8 points to 30.5%.
PMI's total shipment volume increased by 0.2% to 114.4 billion units, mainly due to:
•Russia, up by 1.8%, or by 3.9% excluding the net unfavorable impact of estimated distributor inventory movements, primarily reflecting a higher market share, driven by heated tobacco units, partly offset by the lower total market;
partly offset by
•Ukraine, down by 4.3%, mainly due to the lower total market, partly offset by a higher market share driven by heated tobacco units.
Fourth-Quarter
The estimated total market in Eastern Europe decreased, mainly due to:
•Russia, down by 4.6%, primarily reflecting the same factors as in the full year; and
•Ukraine, down by 11.9%, mainly reflecting the same factor as in the full year.
PMI's total shipment volume decreased by 6.0% to 29.2 billion units, notably due to:
•Russia, down by 8.2%. Excluding the net unfavorable impact of estimated distributor inventory movements of 0.7 billion cigarettes and 0.6 billion heated tobacco units, PMI's in-market sales decreased by 1.4%, mainly reflecting the lower total market, partly offset by a higher market share driven by heated tobacco units.
MIDDLE EAST & AFRICA REGION
Full-Year

Financial Summary - Years Ended December 31,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2020	2019	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 3,088	$ 4,042	(23.6)%	(21.7)%	(954)	(77)	186	(1,001)	(62)

Operating Income	$ 1,026	$ 1,684	(39.1)%	(35.2)%	(658)	(65)	186	(784)	5
Asset Impairment & Exit Costs (1)	(19)	—	—%	—%	(19)	—	—	—	(19)
Adjusted Operating Income	$ 1,045	$ 1,684	(37.9)%	(34.1)%	(639)	(65)	186	(784)	24

Adjusted Operating Income Margin	33.8%	41.7%	(7.9)pp	(6.6)pp
(1) Included in marketing, administration and research costs at the consolidated operating income level.

Net revenues decreased by 21.7%, on an organic basis, reflecting: unfavorable volume/mix, mainly due to lower cigarette volume, heated tobacco unit volume and IQOS device volume in PMI Duty Free, as well as lower cigarette volume in South Africa and Turkey; and lower fees for certain distribution rights billed to customers in certain markets, shown in "Cost/Other"; partially offset by a favorable pricing variance, driven by combustible pricing (mainly in the GCC, particularly Saudi Arabia, as well as North Africa and PMI Duty Free, partly offset by Turkey).
Operating income decreased by 35.2%, excluding currency, mainly reflecting: unfavorable volume/mix, predominantly due to lower cigarette and heated tobacco unit volume in PMI Duty Free; and lower fees for certain distribution rights, as noted above for net revenues; partially offset by a favorable pricing variance; and lower marketing, administration and research costs.
Adjusted operating income decreased by 34.1% on an organic basis. Adjusted operating income margin decreased by 6.6 points to 35.1%, on the same basis, as detailed in Schedule 8.
Fourth-Quarter

Financial Summary - Quarters Ended December 31,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2020	2019	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 740	$ 984	(24.8)%	(21.6)%	(244)	(31)	63	(265)	(11)

Operating Income	$ 207	$ 380	(45.5)%	(36.1)%	(173)	(36)	63	(219)	19
Asset Impairment & Exit Costs (1)	(10)	—	—%	—%	(10)	—	—	—	(10)
Adjusted Operating Income	$ 217	$ 380	(42.9)%	(33.4)%	(163)	(36)	63	(219)	29

Adjusted Operating Income Margin	29.3%	38.6%	(9.3)pp	(5.8)pp
(1) Included in marketing, administration and research costs at the consolidated operating income level.
Net revenues decreased by 21.6%, on an organic basis, primarily reflecting: unfavorable volume/mix, mainly due to lower cigarette and heated tobacco unit volume in PMI Duty Free; partly offset by a favorable pricing variance, notably driven by combustible pricing in North Africa.
Operating income decreased by 36.1%, excluding currency, mainly reflecting: unfavorable volume/mix, due to the same factors as for net revenues noted above; partly offset by a favorable pricing variance; lower manufacturing costs; and lower marketing, administration and research costs.
Adjusted operating income decreased by 33.4%, on an organic basis. Adjusted operating income margin decreased by 5.8 points to 32.8%, on the same basis, as detailed in Schedule 8.
Total Market, PMI Shipment & Market Share Commentaries

PMI Shipment Volume	Fourth-Quarter			Full-Year
(million units)	2020	2019	Change	2020	2019	Change
Cigarettes	29,912	32,611	(8.3)%	117,999	134,568	(12.3)%
Heated Tobacco Units	188	593	(68.3)%	1,022	2,654	(61.5)%
Total Middle East & Africa	30,100	33,204	(9.3)%	119,021	137,222	(13.3)%
Full-Year
The estimated total market in the Middle East & Africa decreased by 8.0% to 546.4 billion units, mainly due to:

•International Duty Free, down by 62.0%, reflecting the impact of government travel restrictions and reduced passenger traffic due to the pandemic;
•South Africa, down by 35.5%, primarily reflecting the impact of the pandemic-related ban on all tobacco sales from March 27, 2020, through August 17, 2020;
•Turkey, down by 4.2%, mainly reflecting the impact of lockdown measures on adult smoker average daily consumption, as well as a higher prevalence of illicit trade related to cut tobacco, particularly during the first-half of 2020, following significant industry-wide cigarette price increases in 2019; and
•The UAE, down by 38.1%, primarily reflecting the adverse impact on low-price brands from the implementation of a minimum excise tax and digital tax stamps in the second half of 2019.
PMI's Regional market share decreased by 1.4 points to 22.0%.
PMI's total shipment volume decreased by 13.3% to 119.0 billion units, notably due to:
•PMI Duty Free, down by 70.8%, or by 58.8% excluding the net unfavorable impact of estimated distributor inventory movements (principally due to cigarettes), mainly reflecting the lower total market; and
•Turkey, down by 8.5%, mainly reflecting the lower total market and a lower market share, notably due to adult smoker down-trading following the 2019 price increases.
Fourth-Quarter
The estimated total market in the Middle East & Africa decreased, mainly due to:
•International Duty Free, down by 66.6%, reflecting the same factors as for the full year;
partly offset by
•Egypt, up by 8.4%, primarily reflecting stock replenishment following pandemic-related supply-chain shortages involving competitors' products; and
•Turkey, up by 7.7%, mainly reflecting a lower prevalence of illicit trade, due mainly to: pandemic-related border restrictions and the impact of a favorable comparison versus a relatively high prevalence of illicit trade related to cut tobacco in the fourth quarter of 2019 (which continued into the first half of 2020, as noted for the full year); partly offset by the impact of lockdown measures on adult smoker average daily consumption.
PMI's total shipment volume decreased by 9.3% to 30.1 billion units, notably due to:
•PMI Duty Free, down by 77.1%, or by 62.7% excluding the net unfavorable impact of estimated distributor inventory movements (due to cigarettes), mainly reflecting the lower total market;
partly offset by
•Turkey, up by 7.3%, primarily reflecting the higher total market.

SOUTH & SOUTHEAST ASIA REGION
Full-Year

Financial Summary - Years Ended December 31,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2020	2019	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 4,396	$ 5,094	(13.7)%	(13.3)%	(698)	(19)	(44)	(635)	—

Operating Income	$ 1,709	$ 2,163	(21.0)%	(21.1)%	(454)	2	(44)	(457)	45
Asset Impairment & Exit Costs (1)	(23)	(20)	(15.0)%	(15.0)%	(3)	—	—	—	(3)
Adjusted Operating Income	$ 1,732	$ 2,183	(20.7)%	(20.8)%	(451)	2	(44)	(457)	48

Adjusted Operating Income Margin	39.4%	42.9%	(3.5)pp	(3.7)pp
(1) Included in marketing, administration and research costs at the consolidated operating income level.
Net revenues decreased by 13.3%, on an organic basis, reflecting: unfavorable volume/mix, primarily due to lower cigarette volume in Indonesia and the Philippines, partly offset by favorable cigarette mix in Indonesia; and an unfavorable pricing variance, due to combustible pricing in Indonesia, partly offset by the Philippines.
Operating income decreased by 21.1%, excluding currency, mainly reflecting: unfavorable volume/mix, due to the same factors as for net revenues noted above; and an unfavorable pricing variance; partly offset by lower marketing, administration and research costs (primarily in Indonesia).
Adjusted operating income decreased by 20.8%, on an organic basis. Adjusted operating income margin decreased by 3.7 points to 39.2%, on the same basis, as detailed in Schedule 8.
Fourth-Quarter

Financial Summary - Quarters Ended December 31,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2020	2019	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 1,185	$ 1,487	(20.3)%	(20.6)%	(302)	5	(98)	(209)	—

Operating Income	$ 419	$ 692	(39.5)%	(39.7)%	(273)	2	(98)	(161)	(16)
Asset Impairment & Exit Costs (1)	(12)	—	—%	—%	(12)	—	—	—	(12)
Adjusted Operating Income	$ 431	$ 692	(37.7)%	(38.0)%	(261)	2	(98)	(161)	(4)

Adjusted Operating Income Margin	36.4%	46.5%	(10.1)pp	(10.1)pp
(1) Included in marketing, administration and research costs at the consolidated operating income level.
Net revenues decreased by 20.6%, on an organic basis, reflecting: unfavorable volume/mix, principally due to lower cigarette volume in Indonesia and the Philippines, partly offset by favorable cigarette mix in Indonesia; and an unfavorable pricing variance, due to Indonesia, partially offset by the Philippines.
Operating income decreased by 39.7%, excluding currency, primarily reflecting: unfavorable volume/mix, due to the same factors as for net revenues noted above; and an unfavorable pricing variance.

Adjusted operating income decreased by 38.0%, on an organic basis. Adjusted operating income margin decreased by 10.1 points to 36.4%, on the same basis, as detailed in Schedule 8.
Total Market, PMI Shipment & Market Share Commentaries

PMI Shipment Volume	Fourth-Quarter			Full-Year
(million units)	2020	2019	Change	2020	2019	Change
Cigarettes	36,609	44,704	(18.1)%	144,788	174,934	(17.2)%
Heated Tobacco Units	26	—	—%	36	—	—%
Total South & Southeast Asia	36,635	44,704	(18.0)%	144,824	174,934	(17.2)%
Full-Year
The estimated total market in South & Southeast Asia decreased by 8.7% to 672.3 billion units, notably due to:
•India, down by 17.9%, mainly reflecting the impact of lockdown restrictions on the movement of certain products, including tobacco;
•Indonesia, down by 9.6%, mainly reflecting the impact of excise tax-driven price increases and pandemic-related measures on adult smoker average daily consumption;
•Pakistan, down by 10.3%, mainly reflecting the impact of excise tax-driven price increases in June 2019 and price increases on PMI value brands in February 2020; and
•the Philippines, down by 12.0%, mainly reflecting the impact of pandemic-related quarantines, as well as industry-wide price increases in the third quarter of 2019 and the fourth quarter of 2020.
PMI's Regional market share decreased by 2.2 points to 21.5%.
PMI's total shipment volume decreased by 17.2% to 144.8 billion units, notably due to:
•Indonesia, down by 19.3%, reflecting the lower total market, as well as a lower market share, mainly due to: adult smoker down-trading to the tax-advantaged 'below tier one' segment, the impact of elevated price gaps in the tier one segment (partly due to the delay in minimum price enforcement), and the disproportionate impact of stricter public mobility restrictions in urban areas, where PMI’s share is higher;
•Pakistan, down by 20.0%, mainly reflecting the lower total market and a lower market share, mainly due to low-price Morven; and
•the Philippines, down by 16.1%, mainly reflecting the lower total market and a lower market share, primarily for mid-price Fortune due to the impact of price increases in the third quarter of 2019 and the fourth quarter of 2020.
Fourth-Quarter
The estimated total market in South & Southeast Asia decreased, notably due to:
•India, down by 10.5%, primarily reflecting the same factor as for the full year;
•Indonesia, down by 10.0%, or by 6.1% excluding the net unfavorable impact of estimated trade inventory movements, mainly reflecting the same factors as for the full year; and
•the Philippines, down by 15.6%, or by 21.8% excluding the net favorable impact of estimated trade inventory movements, primarily reflecting the impact of industry-wide price increases in the quarter.

PMI's total shipment volume decreased by 18.0% to 36.6 billion units, notably due to:
•Indonesia, down by 19.7%, reflecting the lower total market, as well as a lower market share, mainly due to the same factors as in the full year; and
•the Philippines, down by 23.4%, mainly reflecting the lower total market and a lower market share for mid-price Fortune due to the impact of price increases in the fourth quarter of 2020.
EAST ASIA & AUSTRALIA REGION
Full-Year

Financial Summary - Years Ended December 31,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2020	2019	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 5,429	$ 5,364	1.2%	0.6%	65	33	168	(136)	—

Operating Income	$ 2,400	$ 1,932	24.2%	23.1%	468	21	168	(68)	347
Asset Impairment & Exit Costs (1)	(26)	—	—%	—%	(26)	—	—	—	(26)
Adjusted Operating Income	$ 2,426	$ 1,932	25.6%	24.5%	494	21	168	(68)	373

Adjusted Operating Income Margin	44.7%	36.0%	8.7pp	8.6pp
(1) Included in marketing, administration and research costs at the consolidated operating income level.
Net revenues increased by 0.6%, on an organic basis, reflecting: a favorable pricing variance, mainly driven by higher heated tobacco and combustible pricing in Japan, partly offset by lower IQOS device pricing in Japan; and unfavorable volume/mix, mainly due to lower cigarette volume (primarily in Japan), unfavorable cigarette mix in Australia, lower device volume/mix in Japan and lower heated tobacco unit mix in Japan, partly offset by higher heated tobacco unit volume in Japan.
Operating income increased by 23.1%, excluding currency, mainly reflecting: lower marketing, administration and research costs (notably in Japan); lower manufacturing costs (mainly related to Japan and Korea); and a favorable pricing variance; partly offset by unfavorable volume/mix, mainly due to lower cigarette volume (primarily in Japan), unfavorable cigarette mix in Australia and lower heated tobacco unit mix in Japan, partly offset by higher heated tobacco unit volume in Japan.
Adjusted operating income increased by 24.5%, on an organic basis. Adjusted operating income margin increased by 8.6 points to 44.6%, on the same basis, as detailed in Schedule 8.

Fourth-Quarter

Financial Summary - Quarters Ended December 31,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2020	2019	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 1,384	$ 1,270	9.0%	6.1%	114	36	33	45	—

Operating Income	$ 608	$ 412	47.6%	43.0%	196	19	33	66	78
Asset Impairment & Exit Costs (1)	(13)	—	—%	—%	(13)	—	—	—	(13)
Adjusted Operating Income	$ 621	$ 412	50.7%	46.1%	209	19	33	66	91

Adjusted Operating Income Margin	44.9%	32.4%	12.5pp	12.3pp
(1) Included in marketing, administration and research costs at the consolidated operating income level.

Net revenues increased by 6.1%, on an organic basis, reflecting: favorable volume/mix, mainly due to higher heated tobacco unit volume in Japan, partly offset by lower cigarette volume in Japan; and a favorable pricing variance, primarily driven by higher heated tobacco and combustible pricing in Japan, partly offset by lower IQOS device pricing in Japan.
Operating income increased by 43.0%, excluding currency, mainly reflecting: favorable volume/mix, due to the same factors as for net revenues noted above; lower marketing, administration and research costs (related to combustible and reduced-risk products); lower manufacturing costs (primarily related to Japan); and a favorable pricing variance.
Adjusted operating income increased by 46.1%, on an organic basis. Adjusted operating income margin increased by 12.3 points to 44.7%, on the same basis, as detailed in Schedule 8.
Total Market, PMI Shipment & Market Share Commentaries

PMI Shipment Volume	Fourth-Quarter			Full-Year
(million units)	2020	2019	Change	2020	2019	Change
Cigarettes	9,946	11,301	(12.0)%	45,100	49,951	(9.7)%
Heated Tobacco Units	9,063	7,424	22.1%	33,862	30,677	10.4%
Total East Asia & Australia	19,009	18,725	1.5%	78,962	80,628	(2.1)%

Full-Year
The estimated total market in East Asia & Australia, excluding China, decreased by 3.6% to 288.6 billion units, notably due to:
•Australia, down by 8.8%, primarily reflecting the impact of excise tax-driven price increases; and
•Japan, down by 9.4%, mainly reflecting the impact of excise tax-driven price increases, reduced adult smoker consumption occasions due to pandemic-related measures, as well as adult smoker out-switching from cigarettes to the cigarillo category;
partly offset by

•Korea, up by 4.4%, mainly reflecting the shift of adult smokers from duty-free to domestic purchases due to the pandemic-related decline in international travel; and
•Taiwan, up by 5.4%, primarily driven by the same factor as for Korea.
PMI's Regional market share, excluding China, increased by 0.3 points to 27.2%.
PMI's total shipment volume decreased by 2.1% to 79.0 billion units, notably in:
•Japan, down by 2.4%, mainly due to the lower total market, partly offset by a higher market share driven by heated tobacco units; and
•Korea, down by 4.3%, primarily due to a lower market share, mainly reflecting the unfavorable impact of the growth of the cigarette new taste dimension segment, in which PMI has a relatively low share, partly offset by the higher total market.
Fourth-Quarter
The estimated total market in East Asia & Australia, excluding China, decreased, primarily due to:
•Japan, down by 16.3%, or by 9.4% excluding the net unfavorable impact of estimated trade inventory movements, primarily due to the impact of excise tax-driven price increases and adult smoker out-switching from cigarettes to the cigarillo category;
partly offset by
•Taiwan, up by 8.2%, mainly reflecting the shift of adult smokers from duty-free to domestic purchases due to the pandemic-related decline in international travel.
PMI's total shipment volume increased by 1.5% to 19.0 billion units, notably in:
•Japan, up by 3.4%. Excluding the net favorable impact of estimated distributor inventory movements of 1.2 billion heated tobacco units and 0.3 billion cigarettes, PMI's in-market sales decreased by 8.4%, mainly due to the lower total market, partly offset by a higher market share driven by heated tobacco units.

LATIN AMERICA & CANADA REGION
Full-Year

Financial Summary - Years Ended December 31,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2020	2019	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other(1)
(in millions)
Net Revenues	$ 1,701	$ 2,206	(22.9)%	(15.5)%	(505)	(164)	135	(285)	(191)

Operating Income	$ 564	$ 235	+100%	+100%	329	(110)	135	(219)	523
Asset Impairment & Exit Costs (2)	(9)	(60)	85.0%	85.0%	51	—	—	—	51
Canadian Tobacco Litigation-Related Expense (2)	—	(194)	+100%	+100%	194	—	—	—	194
Loss on Deconsolidation of RBH (2)	—	(239)	+100%	+100%	239	—	—	—	239
Brazil Indirect Tax Credit (2)	119	—	—%	—%	119	—	—	—	119
Adjusted Operating Income	$ 454	$ 728	(37.6)%	(22.5)%	(274)	(110)	135	(219)	(80)

Adjusted Operating Income Margin	26.7%	33.0%	(6.3)pp	(2.8)pp
(1) Cost/Other variance includes the impact of the RBH deconsolidation.
(2) Included in marketing, administration and research costs at the consolidated operating income level.
Note: Net Revenues include revenues from shipments of Platform 1 devices, heated tobacco units and accessories to Altria Group, Inc., commencing in the third quarter of 2019, for sale under license in the United States.

Net revenues decreased by 15.5%, excluding currency, reflecting: unfavorable volume/mix, due to lower cigarette volume, mainly in Argentina and Mexico, partly offset by Brazil; and the unfavorable impact of the deconsolidation of RBH shown in "Cost/Other"; partially offset by a favorable pricing variance, driven by higher combustible pricing across the Region (notably in Brazil and Mexico). On an organic basis, net revenues decreased by 7.9%, as detailed in Schedule 10.
Operating income increased by over 100%, excluding currency, notably reflecting a favorable comparison, shown in "Cost/Other," of net favorable items recorded in 2020 of $110 million related to the Brazil indirect tax credit and asset impairment and exit costs (associated with organizational design optimization), and charges recorded in 2019 of $493 million related to: asset impairment and exit costs associated with plant closures in Argentina and Colombia, the loss on the deconsolidation of RBH, and the Canadian tobacco litigation-related expense.
Adjusted operating income decreased by 22.5%, excluding currency, mainly reflecting: unfavorable volume/mix, due to the same factors as for net revenues noted above; and the unfavorable impact of the deconsolidation of RBH, included in "Cost/Other"; partly offset by a favorable pricing variance; and lower marketing, administration and research costs (notably in Argentina). On an organic basis, adjusted operating income decreased by 6.8%, as detailed in Schedule 10.
Adjusted operating income margin decreased by 2.8 points to 30.2%, excluding currency, as detailed in Schedule 8, or increased by 0.4 points to 30.1%, on an organic basis, as detailed in Schedule 10.

Fourth-Quarter

Financial Summary - Quarters Ended December 31,			Change Fav./(Unfav.)		Variance Fav./(Unfav.)
	2020	2019	Total	Excl. Curr.	Total	Cur- rency	Price	Vol/ Mix	Cost/ Other
(in millions)
Net Revenues	$ 485	$ 554	(12.5)%	(4.7)%	(69)	(43)	28	(53)	(1)

Operating Income	$ 236	$ 135	74.8%	93.3%	101	(25)	28	(44)	142
Asset Impairment & Exit Costs (1)	(5)	(15)	66.7%	66.7%	10	—	—	—	10
Brazil Indirect Tax Credit (1)	119	—	—%	—%	119	—	—	—	119
Adjusted Operating Income	$ 122	$ 150	(18.7)%	(2.0)%	(28)	(25)	28	(44)	13

Adjusted Operating Income Margin	25.2%	27.1%	(1.9)pp	0.7pp
(1) Included in marketing, administration and research costs at the consolidated operating income level.
Note: Net Revenues include revenues from shipments of Platform 1 devices, heated tobacco units and accessories to Altria Group, Inc., commencing in the third quarter of 2019, for sale under license in the United States.

Net revenues decreased by 4.7%, on an organic basis, mainly reflecting: unfavorable volume/mix, notably due to lower cigarette volume in Mexico, partly offset by Brazil; partially offset by a favorable pricing variance, driven by higher combustible pricing in most markets across the Region.
Operating income increased by 93.3%, excluding currency, primarily reflecting a favorable comparison, shown in "Cost/Other," due mainly to the Brazil indirect tax credit recorded in the fourth quarter of 2020.
Adjusted operating income decreased by 2.0%, on an organic basis, primarily reflecting: unfavorable volume/mix (due to the same factors as for net revenues noted above); partly offset by a favorable pricing variance.
Adjusted operating income margin increased by 0.7 points to 27.8%, on an organic basis, as detailed in Schedule 8.
Total Market, PMI Shipment & Market Share Commentaries

PMI Shipment Volume	Fourth-Quarter			Full-Year
(million units)	2020	2019	Change	2020	2019	Change
Cigarettes	18,207	19,387	(6.1)%	63,749	72,293	(11.8)%
Heated Tobacco Units	135	97	39.2%	451	299	50.8%
Total Latin America & Canada	18,342	19,484	(5.9)%	64,200	72,592	(11.6)%
Full-Year
The estimated total market in Latin America & Canada decreased by 2.8% to 189.0 billion units, notably due to:
•Colombia, down by 14.2%, primarily reflecting reduced product availability (mainly in the second quarter of 2020) and lower adult smoker average daily consumption due to the impact of pandemic-related mobility restrictions; and
•Mexico, down by 13.6%, mainly due to the impact of excise tax-driven price increases in January 2020 and pandemic-related measures on adult smoker average daily consumption;

partly offset by
•Brazil, up by 13.4%, mainly reflecting a lower estimated prevalence of illicit trade due to: reduced price gaps with legal products and the impact of border restrictions imposed as a result of the pandemic.
PMI's Regional market share decreased by 3.0 points to 33.9%.
PMI's total shipment volume decreased by 11.6% to 64.2 billion units (or by 10.3% on a like-for-like basis), notably due to:
•Argentina, down by 12.2%, primarily reflecting a lower market share, mainly due to adult smoker down-trading to ultra-low-price brands produced by local manufacturers, as well as the impact of retail out-of-stock of PMI brands during the second quarter;
•Canada, down by 18.6%, due to the unfavorable impact of the deconsolidation of RBH;
•Colombia, down by 14.2%, primarily reflecting the lower total market; and
•Mexico, down by 18.0%, mainly due to the lower total market and a lower market share, primarily reflecting: adult smoker down-trading following the January 2020 price increases and the impact of the pandemic on adult smoker consumption patterns;
partly offset by
•Brazil, up by 13.2%, mainly reflecting the higher total market.
Fourth-Quarter
The estimated total market in Latin America & Canada decreased, notably due to:
•Mexico, down by 15.9%, primarily reflecting the same factors as for the full year;
partly offset by
•Brazil, up by 16.6%, primarily reflecting the same factor as for the full year.
PMI's total shipment volume decreased by 5.9% to 18.3 billion units, mainly due to:
•Mexico, down by 18.3%, mainly reflecting the lower total market and a lower market share for cigarettes, due to the same factors as for the full year;
partly offset by
•Brazil, up by 21.6%, mainly reflecting the higher total market.

Philip Morris International: Delivering a Smoke-Free Future
Philip Morris International (PMI) is leading a transformation in the tobacco industry to create a smoke-free future and ultimately replace cigarettes with smoke-free products to the benefit of adults who would otherwise continue to smoke, society, the company and its shareholders. PMI is a leading international tobacco company engaged in the manufacture and sale of cigarettes, as well as smoke-free products, associated electronic devices and accessories, and other nicotine-containing products in markets outside the U.S. In addition, PMI ships versions of its IQOS Platform 1 device and consumables to Altria Group, Inc. for sale under license in the U.S., where these products have received marketing authorizations from the U.S. Food and Drug Administration (FDA) under the premarket tobacco product application (PMTA) pathway; the FDA has also authorized the marketing of a version of IQOS and its consumables as a Modified Risk Tobacco Product (MRTP), finding that an exposure modification order for these products is appropriate to promote the public health. PMI is building a future on a new category of smoke-free products that, while not risk-free, are a much better choice than continuing to smoke. Through multidisciplinary capabilities in product development, state-of-the-art facilities and scientific substantiation, PMI aims to ensure that its smoke-free products meet adult consumer preferences and rigorous regulatory requirements. PMI's smoke-free product portfolio includes heat-not-burn and nicotine-containing vapor products. As of December 31, 2020, IQOS is available for sale in 64 markets in key cities or nationwide, and PMI estimates that approximately 12.7 million adults around the world have already switched to IQOS and stopped smoking. For more information, please visit www.pmi.com and www.pmiscience.com.
Forward-Looking and Cautionary Statements
This press release contains projections of future results and other forward-looking statements. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. In the event that risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could vary materially from those contained in such forward-looking statements. Pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, PMI is identifying important factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by PMI.
PMI's business risks include: excise tax increases and discriminatory tax structures; increasing marketing and regulatory restrictions that could reduce our competitiveness, eliminate our ability to communicate with adult consumers, or ban certain of our products; health concerns relating to the use of tobacco and other nicotine-containing products and exposure to environmental tobacco smoke; litigation related to tobacco use and intellectual property; intense competition; the effects of global and individual country economic, regulatory and political developments, natural disasters and conflicts; changes in adult smoker behavior; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations, and limitations on the ability to repatriate funds; adverse changes in applicable corporate tax laws; adverse changes in the cost and quality of tobacco and other agricultural products and raw materials; and the integrity of its information systems and effectiveness of its data privacy policies. PMI's future profitability may also be adversely affected should it be unsuccessful in its attempts to produce and commercialize reduced-risk products or if regulation or taxation do not differentiate between such products and cigarettes; if it is unable to successfully introduce new products, promote brand equity, enter new markets or improve its margins through increased prices and productivity gains; if it is unable to expand its brand portfolio internally or through acquisitions and the development of strategic business relationships; or if it is unable to attract and retain the best global talent. Future results are also subject to the lower predictability of our reduced-risk product category's performance.
The COVID-19 pandemic has created significant societal and economic disruption, and resulted in closures of stores, factories and offices, and restrictions on manufacturing, distribution and travel, all of which will adversely impact our business, results of operations, cash flows and financial position during the continuation of the pandemic. Our business continuity plans and other safeguards in place may not be effective to mitigate the impact of the pandemic. Currently, significant risks include our diminished ability to convert adult smokers to our RRPs, significant volume declines in our duty-free business and certain other key markets, disruptions or delays in our manufacturing and supply chain, increased currency volatility, and delays in certain cost saving, transformation and restructuring initiatives. Our business could also be adversely impacted if key personnel or a significant number of employees or business partners become unavailable due to the COVID-19 outbreak. The significant adverse impact of COVID-19 on the economic or political conditions in markets in which we operate could result in changes to the preferences of our adult consumers and lower demand for our products, particularly for our mid-price or premium-price brands. Continuation of the pandemic could disrupt our access to the credit markets or increase our borrowing costs. Governments may temporarily be unable to focus on the development of science-based regulatory frameworks for the development and commercialization of RRPs or on the enforcement or implementation of regulations that are significant to our business. In addition, messaging about the potential negative impacts of the use of our products on COVID-19 risks may lead to increasingly restrictive regulatory measures on the sale and use of our products, negatively impact demand for our products, the willingness of adult consumers to switch to our RRPs and our efforts to advocate for the development of science-based regulatory frameworks for the development and commercialization of RRPs.
The impact of these risks also depends on factors beyond our knowledge or control, including the duration and severity of the outbreak, its recurrence in our key markets, actions taken to contain its spread and to mitigate its public health effects, and the ultimate economic consequences thereof.
PMI is further subject to other risks detailed from time to time in its publicly filed documents, including the Form 10-Q for the quarter ended September 30, 2020. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations.

Key Terms, Definitions and Explanatory Notes
General
•"PMI" refers to Philip Morris International Inc. and its subsidiaries. Trademarks and service marks that are the registered property of, or licensed by, the subsidiaries of PMI, are italicized.
•Comparisons are made to the same prior-year period unless otherwise stated.
•Unless otherwise stated, references to total industry, total market, PMI shipment volume and PMI market share performance reflect cigarettes and heated tobacco units.
•References to total international market, defined as worldwide cigarette and heated tobacco unit volume excluding the U.S., total industry, total market and market shares are PMI estimates for tax-paid products based on the latest available data from a number of internal and external sources and may, in defined instances, exclude the People's Republic of China and/or PMI's duty free business. In addition, to reflect the deconsolidation of PMI's Canadian subsidiary, Rothmans, Benson & Hedges, Inc. (RBH), effective March 22, 2019, PMI's total market share has been restated for previous periods.
•2020 estimates for total industry volume and market share in certain geographies reflect limitations on the availability and accuracy of industry data during pandemic-related restrictions.
•"OTP" is defined as "other tobacco products," primarily roll-your-own and make-your-own cigarettes, pipe tobacco, cigars and cigarillos, and does not include reduced-risk products.
•"Combustible products" is the term PMI uses to refer to cigarettes and OTP, combined.
•In-market sales, or "IMS," is defined as sales to the retail channel, depending on the market and distribution model.
•"Total shipment volume" is defined as the combined total of cigarette shipment volume and heated tobacco unit shipment volume.
•"North Africa" is defined as Algeria, Egypt, Libya, Morocco and Tunisia.
•"The GCC" (Gulf Cooperation Council) is defined as Bahrain, Kuwait, Oman, Qatar, Saudi Arabia and the United Arab Emirates (UAE).
•Following the deconsolidation of PMI's Canadian subsidiary, Rothmans, Benson & Hedges, Inc. (RBH), PMI will continue to report the volume of brands sold by RBH for which other PMI subsidiaries are the trademark owner. These include HEETS, Next, Philip Morris and Rooftop.
•From time to time, PMI’s shipment volumes are subject to the impact of distributor inventory movements, and estimated total industry/market volumes are subject to the impact of inventory movements in various trade channels that include estimated trade inventory movements of PMI’s competitors arising from market-specific factors that significantly distort reported volume disclosures. Such factors may include changes to the manufacturing supply chain, shipment methods, consumer demand, timing of excise tax increases or other influences that may affect the timing of sales to customers. In such instances, in addition to reviewing PMI shipment volumes and certain estimated total industry/market volumes on a reported basis, management reviews these measures on an adjusted basis that excludes the impact of distributor and/or estimated trade inventory movements. Management also believes that disclosing PMI shipment volumes and estimated total industry/market volumes in such circumstances on a basis that excludes the impact of distributor and/or estimated trade inventory movements, such as on an IMS basis, improves the comparability of performance and trends for these measures over different reporting periods.
Financial
•Net revenues related to combustible products refer to the operating revenues generated from the sale of these products, including shipping and handling charges billed to customers, net of sales and promotion incentives, and excise taxes. PMI recognizes revenue when control is transferred to the customer, typically either upon shipment or delivery of goods.
•Net revenues related to RRPs represent the sale of heated tobacco units, heat-not-burn devices and related accessories, and other nicotine-containing products, primarily e-vapor products, including shipping and handling charges billed to customers, net of sales and promotion incentives, and excise taxes. PMI recognizes revenue when control is transferred to the customer, typically either upon shipment or delivery of goods.
•"Cost of sales" consists principally of: tobacco leaf, non-tobacco raw materials, labor and manufacturing costs; shipping and handling costs; and the cost of devices produced by third-party electronics manufacturing service providers. Estimated costs associated with device warranty programs are generally provided for in cost of sales in the period the related revenues are recognized.
•"Marketing, administration and research costs" include the costs of marketing and selling our products, other costs generally not related to the manufacture of our products (including general corporate expenses), and costs incurred to develop new products. The most significant components of our marketing, administration and research costs are marketing and sales expenses and general and administrative expenses.
•"Cost/Other" in the Consolidated Financial Summary table of total PMI and the six operating segments of this release reflects the currency-neutral variances of: cost of sales (excluding the volume/mix cost component); marketing, administration and research costs (including asset impairment and exit costs, the Canadian tobacco litigation-related expense and the charge related to the deconsolidation of RBH in Canada); and amortization of intangibles. “Cost/Other” also includes the currency-neutral net revenue variance, unrelated to volume/mix and price components, attributable to fees for certain distribution rights billed to customers in certain markets in the ME&A Region, as well as the impact of the deconsolidation in RBH.
•"Adjusted Operating Income Margin" is calculated as adjusted operating income, divided by net revenues.
•"Adjusted EBITDA" is defined as earnings before interest, taxes, depreciation, amortization and equity (income)/loss in unconsolidated subsidiaries, excluding asset impairment and exit costs, and unusual items.
•"Net debt" is defined as total debt, less cash and cash equivalents.
•Growth rates presented on an organic basis for consolidated financial results reflect currency-neutral underlying results and "like-for-like" comparisons, where applicable.
•Management reviews net revenues, operating income, operating income margin, operating cash flow and earnings per share, or "EPS," on an adjusted basis, which may exclude the impact of currency and other items such as acquisitions, asset impairment and exit costs, tax items and other special items. Organic growth rates reflect the way management views underlying performance for these measures. PMI believes that such measures, including pro forma measures, will provide useful insight into underlying business trends and results, and will provide a more meaningful performance comparison for the period during which RBH remains under CCAA protection. For PMI's 2018 pro forma adjusted diluted EPS by quarter and year-to-date, see Schedule 3 in PMI's fourth-quarter 2019 earnings release.
•Management reviews these measures because they exclude changes in currency exchange rates and other factors that may distort underlying business trends, thereby improving the comparability of PMI’s business performance between reporting periods. Furthermore, PMI uses several of these measures in its management compensation program to promote internal fairness and a disciplined assessment of performance against company targets. PMI discloses these measures to enable investors to view the business through the eyes of management.
•Non-GAAP measures used in this release should neither be considered in isolation nor as a substitute for the financial measures prepared in accordance with U.S. GAAP. For a reconciliation of non-GAAP measures to the most directly comparable U.S. GAAP measures, see the relevant schedules provided with this press release.
•U.S. GAAP Treatment of Argentina as a Highly Inflationary Economy. Following the categorization of Argentina by the International Practices Task Force of the Center for Audit Quality as a country with a three-year cumulative inflation rate greater than 100%, the country is considered highly inflationary in accordance with U.S. GAAP. Consequently, PMI began to account for the operations of its Argentinian affiliates as highly inflationary, and to treat the U.S. dollar as the functional currency of the affiliates, effective July 1, 2018.
•"Fair value adjustment for equity security investments" reflects the adjustment resulting from share price movements in passive investments for publicly traded entities that are not controlled or influenced by PMI. Under U.S. GAAP, such adjustments are required, since January 1, 2018, to be reflected directly in the income statement.
Reduced-Risk Products
•Reduced Risk Products (“RRPs”) is the term PMI uses to refer to products that present, are likely to present, or have the potential to present less risk of harm to smokers who switch to these products versus continuing smoking. PMI has a range of RRPs in various stages of development, scientific assessment and commercialization. PMI's RRPs are smoke-free products that produce an aerosol that contains far lower quantities of harmful and potentially harmful constituents than found in cigarette smoke.

•"Heated tobacco units," or "HTUs," is the term PMI uses to refer to heated tobacco consumables, which include the company's HEETS, HEETS Creations, HEETS Dimensions, HEETS Marlboro and HEETS FROM MARLBORO (defined collectively as HEETS), Marlboro Dimensions, Marlboro HeatSticks and Parliament HeatSticks, as well as the KT&G-licensed brands, Fiit and Miix (outside of Korea).
•Market share for HTUs is defined as the total sales volume for HTUs as a percentage of the total estimated sales volume for cigarettes and HTUs.
•Unless otherwise stated, all references to IQOS are to PMI's Platform 1 IQOS devices and heated tobacco consumables.
•The IQOS heat-not-burn device is a precisely controlled heating device into which a specially designed and proprietary tobacco unit is inserted and heated to generate an aerosol.
•"PMI heat-not-burn products" include licensed KT&G heat-not-burn products.
•"PMI HTUs" include licensed KT&G HTUs.
•“Total IQOS users” is defined as the estimated number of Legal Age (minimum 18 years) users of PMI heat-not-burn products for which PMI HTUs represented at least 5% of their daily tobacco consumption over the past seven days. Note: as of December 2020, PMI heat-not-burn products and HTUs include licensed KT&G heat-not-burn products and HTUs, respectively.
•The estimated number of adults who have "switched to IQOS and stopped smoking" reflects:
◦for markets where there are no heat-not-burn products other than PMI heat-not-burn products: daily individual consumption of PMI HTUs represents the totality of their daily tobacco consumption in the past seven days;
◦for markets where PMI heat-not-burn products are among other heat-not-burn products: daily individual consumption of HTUs represents the totality of their daily tobacco consumption in the past seven days, of which at least 70% is PMI HTUs.
Note: as of December 2020, PMI heat-not-burn products and HTUs include licensed KT&G heat-not-burn products and HTUs, respectively.
IQOS in the United States
•On April 30, 2019, the U.S. Food and Drug Administration (FDA) announced that the marketing of a version of PMI's Platform 1 product, namely, IQOS 2.4, together with its heated tobacco units (the term PMI uses to refer to heated tobacco consumables), is appropriate for the protection of public health and authorized it for sale in the U.S. The FDA’s decision followed its comprehensive assessment of PMI’s premarket tobacco product applications (PMTAs) submitted to the Agency in 2017.
•In the third quarter of 2019, PMI brought IQOS 2.4 and three variants of its heated tobacco units to the U.S. through its license with Altria Group, Inc., whose subsidiary, Philip Morris USA Inc., is responsible for marketing the product and complying with the provisions set forth in the FDA's marketing orders.
•On July 7, 2020, the FDA authorized the marketing of a version of PMI's Platform 1 product, namely, IQOS 2.4, together with its heated tobacco units, as a Modified Risk Tobacco Product (MRTP). In doing so, the agency found that an IQOS exposure modification order is appropriate to promote the public health. The decision followed a review of the extensive scientific evidence package PMI submitted to the FDA in December 2016 to support its MRTP applications.
•On December 7, 2020, the FDA confirmed that the marketing of a version of PMI's Platform 1 product, namely, IQOS 3, is appropriate for the protection of public health and authorized it for sale in the U.S. The FDA’s decision followed an assessment of a PMI's PMTA filed with the agency in March 2020.
•Shipment volume of heated tobacco units to the U.S. is included in the heated tobacco unit shipment volume of the Latin America & Canada segment. Revenues from shipments of Platform 1 devices, heated tobacco units and accessories to Altria Group, Inc. for sale under license in the U.S. are included in Net Revenues of the Latin America & Canada segment.

																	Appendix 1
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Key Market Data

Quarters Ended December 31,
Market	Total Market, bio units			PMI Shipments, bio units									PMI Market Share, % (1)
				Total			Cigarette			HTU			Total			HTU
	2020	2019	% Change	2020	2019	% Change	2020	2019	% Change	2020	2019	% Change	2020	2019	pp Change	2020	2019	pp Change

Total	651.1	686.4	(5.1)	176.4	192.2	(8.2)	154.7	175.1	(11.7)	21.7	17.1	26.9	27.4	28.3	(0.9)	3.1	2.4	0.7

European Union
France	8.6	8.8	(2.9)	3.6	3.9	(7.0)	3.6	3.8	(7.7)	0.1	—	—	44.9	45.1	(0.2)	0.6	0.3	0.3
Germany	18.2	18.2	0.4	7.1	7.1	0.4	6.6	6.8	(2.3)	0.5	0.3	62.8	39.0	39.0	—	2.6	1.6	1.0
Italy	16.6	16.8	(1.3)	7.9	8.3	(5.5)	6.3	7.2	(13.3)	1.6	1.1	47.7	52.6	52.3	0.3	9.6	6.1	3.5
Poland	10.6	10.8	(1.8)	4.1	4.5	(7.7)	3.4	4.1	(17.8)	0.8	0.4	94.2	39.0	41.5	(2.5)	7.4	3.8	3.6
Spain	10.1	10.9	(7.7)	3.1	3.1	(1.4)	3.0	3.0	(1.5)	0.1	0.1	1.2	31.2	30.7	0.5	1.1	0.8	0.3

Eastern Europe
Russia	55.7	58.4	(4.6)	17.6	19.2	(8.2)	13.3	15.4	(13.2)	4.3	3.8	12.0	32.3	31.2	1.1	7.2	5.0	2.2

Middle East & Africa
Saudi Arabia	5.8	4.6	26.0	2.9	2.6	14.0	2.8	2.6	11.6	0.1	—	—	40.4	51.6	(11.2)	0.5	—	0.5
Turkey	28.4	26.4	7.7	12.2	11.4	7.3	12.2	11.4	7.3	—	—	—	43.0	43.4	(0.4)	—	—	—

South & Southeast Asia
Indonesia	74.8	83.0	(10.0)	21.2	26.4	(19.7)	21.2	26.4	(19.7)	—	—	—	28.3	31.7	(3.4)	—	—	—
Philippines	15.0	17.8	(15.6)	9.5	12.5	(23.4)	9.5	12.5	(23.6)	—	—	—	63.5	69.9	(6.4)	0.2	—	0.2

East Asia & Australia
Australia	2.6	2.8	(5.1)	0.8	0.8	8.6	0.8	0.8	8.6	—	—	—	31.1	27.2	3.9	—	—	—
Japan	31.5	37.6	(16.3)	12.4	11.9	3.4	4.5	5.7	(20.2)	7.8	6.3	24.6	38.4	35.1	3.3	22.1	17.7	4.4
Korea	16.8	16.9	(0.5)	3.5	3.7	(4.7)	2.4	2.6	(9.0)	1.1	1.1	5.9	20.8	21.7	(0.9)	6.7	6.3	0.4

Latin America & Canada
Argentina	9.3	8.7	7.1	5.6	5.8	(3.5)	5.6	5.8	(3.5)	—	—	—	59.8	66.4	(6.6)	—	—	—
Mexico	8.7	10.4	(15.9)	5.9	7.3	(18.3)	5.9	7.3	(18.5)	—	—	—	67.9	70.0	(2.1)	0.2	0.1	0.1

(1) Market share estimates are calculated using IMS data
Note: % change for Total Market and PMI shipments is computed based on millions of units; PMI Market Share estimates for previous periods are restated to reflect RBH deconsolidation and exclude RBH-owned brands.

																	Appendix 2
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Key Market Data

Years Ended December 31,
Market	Total Market, bio units			PMI Shipments, bio units									PMI Market Share, % (1)
				Total			Cigarette			HTU			Total			HTU
	2020	2019	% Change	2020	2019	% Change	2020	2019	% Change	2020	2019	% Change	2020	2019	pp Change	2020	2019	pp Change

Total	2,548.4	2,705.0	(5.8)	704.6	766.4	(8.1)	628.5	706.7	(11.1)	76.1	59.7	27.6	27.7	28.4	(0.7)	3.0	2.2	0.8

European Union
France	36.6	37.9	(3.6)	16.3	17.0	(4.3)	16.1	16.9	(4.9)	0.2	0.1	+100	44.9	45.0	(0.1)	0.5	0.2	0.3
Germany	74.6	73.3	1.9	29.1	27.9	4.4	27.4	27.0	1.7	1.6	0.9	82.7	39.0	38.0	1.0	2.2	1.2	1.0
Italy	67.4	67.9	(0.8)	34.6	34.9	(0.8)	29.0	31.4	(7.4)	5.6	3.5	57.9	52.2	51.8	0.4	8.1	4.8	3.3
Poland	45.6	46.2	(1.3)	17.8	19.0	(6.7)	15.4	17.9	(13.8)	2.4	1.1	+100	39.0	41.2	(2.2)	5.2	2.5	2.7
Spain	41.8	45.4	(7.8)	13.2	14.5	(8.8)	12.8	14.1	(9.5)	0.4	0.3	19.6	31.4	31.3	0.1	1.0	0.7	0.3

Eastern Europe
Russia	219.1	226.5	(3.3)	69.2	68.0	1.8	55.6	58.8	(5.4)	13.6	9.2	48.4	32.3	30.1	2.2	6.3	3.8	2.5

Middle East & Africa
Saudi Arabia	21.7	20.8	4.4	9.1	9.2	(0.7)	9.0	9.2	(2.0)	0.1	—	—	39.0	43.0	(4.0)	0.3	—	0.3
Turkey	114.8	119.7	(4.2)	47.5	51.9	(8.5)	47.5	51.9	(8.5)	—	—	—	41.3	43.4	(2.1)	—	—	—

South & Southeast Asia
Indonesia	276.3	305.7	(9.6)	79.5	98.5	(19.3)	79.5	98.5	(19.3)	—	—	—	28.8	32.2	(3.4)	—	—	—
Philippines	62.1	70.5	(12.0)	41.7	49.7	(16.1)	41.7	49.7	(16.2)	—	—	—	67.2	70.5	(3.3)	0.1	—	0.1

East Asia & Australia
Australia	11.0	12.0	(8.8)	3.3	3.3	(0.8)	3.3	3.3	(0.8)	—	—	—	29.9	27.5	2.4	—	—	—
Japan	142.9	157.8	(9.4)	51.1	52.4	(2.4)	22.2	26.6	(16.4)	28.9	25.8	11.9	37.1	34.5	2.6	20.4	17.1	3.3
Korea	71.6	68.6	4.4	14.8	15.5	(4.3)	10.2	10.8	(6.0)	4.6	4.6	(0.3)	20.7	22.6	(1.9)	6.5	6.8	(0.3)

Latin America & Canada
Argentina	33.6	33.4	0.7	20.5	23.3	(12.2)	20.5	23.3	(12.2)	—	—	—	61.0	70.0	(9.0)	—	—	—
Mexico	30.7	35.5	(13.6)	19.5	23.8	(18.0)	19.5	23.8	(18.3)	0.1	—	—	63.7	67.1	(3.4)	0.2	—	0.2

(1) Market share estimates are calculated using IMS data
Note: % change for Total Market and PMI shipments is computed based on millions of units; PMI Market Share estimates for previous periods are restated to reflect RBH deconsolidation and exclude RBH-owned brands.

							Appendix 3
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Shipment Volume Adjusted for the Impact of RBH Deconsolidation
(in million units) / (Unaudited)

Total PMI	Quarters Ended December 31,			Years Ended December 31,
	2020	2019	% Change	2020	2019		% Change
Total Shipment Volume	176,386	192,207	(8.2)%	704,629	766,361		(8.1)%
Shipment Volume for RBH-owned brands (1)		—			(1,008)	(2)
Total Shipment Volume	176,386	192,207	(8.2)%	704,629	765,353	(3)	(7.9)%

Total Cigarette Shipment Volume	154,677	175,094	(11.7)%	628,518	706,709		(11.1)%
Shipment Volume for RBH-owned brands (1)		—			(1,008)	(2)
Total Cigarette Shipment Volume	154,677	175,094	(11.7)%	628,518	705,701	(3)	(10.9)%

Total HTU Shipment Volume	21,709	17,113	26.9%	76,111	59,652		27.6%

Latin America & Canada

Total Shipment Volume	18,342	19,484	(5.9)%	64,200	72,592		(11.6)%
Shipment Volume for RBH-owned brands		—			(995)	(2)
Total Shipment Volume	18,342	19,484	(5.9)%	64,200	71,597	(3)	(10.3)%

(1) Includes Duty Free sales in Canada
(2) Represents volume for RBH-owned brands from January 1, 2019 through March 21, 2019
(3) Pro forma
Note: Shipment Volume includes Cigarettes and Heated Tobacco Units; following the deconsolidation of RBH, we report the volume of brands sold by RBH for which other PMI subsidiaries are the trademark owners

				Schedule 1
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Diluted Earnings Per Share (EPS)
($ in millions, except per share data) / (Unaudited)

Quarters Ended		Diluted EPS	Years Ended
December 31,			December 31,
$1.27		2020 Diluted Earnings Per Share (1)	$5.16
$1.04		2019 Diluted Earnings Per Share (1)	$4.61
$0.23		Change	$0.55
22.1%		% Change	11.9%

		Reconciliation:
$1.04		2019 Diluted Earnings Per Share (1)	$4.61
0.20		2019 Asset impairment and exit costs	0.23
—		2019 Canadian tobacco litigation-related expense	0.09
—		2019 Loss on deconsolidation of RBH	0.12
—		2019 Russia excise and VAT audit charge	0.20
(0.02)		2019 Fair value adjustment for equity security investments	(0.02)
—		2019 Tax items	(0.04)
(0.04)		2020 Asset impairment and exit costs	(0.08)
0.05		2020 Brazil indirect tax credit	0.05
—		2020 Fair value adjustment for equity security investments	(0.04)
—		2020 Tax items	0.06
(0.05)		Currency	(0.32)
(0.01)		Interest	(0.02)
0.04		Change in tax rate	0.05
0.06		Operations (2)	0.27
$1.27		2020 Diluted Earnings Per Share (1)	$5.16

(1) Basic and diluted EPS were calculated using the following (in millions):

Quarters Ended			Years Ended
December 31,			December 31,
2020	2019		2020	2019
$ 1,976	$ 1,616	Net Earnings attributable to PMI	$ 8,056	$ 7,185
5	4	Less: Distributed and undistributed earnings attributable to share-based payment awards	20	17
$ 1,971	$ 1,612	Net Earnings for basic and diluted EPS	$ 8,036	$ 7,168

1,557	1,556	Weighted-average shares for basic EPS	1,557	1,555
1	1	Plus Contingently Issuable Performance Stock Units	1	1
1,558	1,557	Weighted-average shares for diluted EPS	1,558	1,556

(2) Includes the impact of shares outstanding and share-based payments

						Schedule 2
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency, and Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS, excluding Currency
(Unaudited)

Quarters Ended December 31,				Years Ended December 31,
2020	2019	% Change		2020	2019	% Change
$ 1.27	$ 1.04	22.1%	Reported Diluted EPS	$ 5.16	$ 4.61	11.9%
(0.05)			Less: Currency	(0.32)
$ 1.32	$ 1.04	26.9%	Reported Diluted EPS, excluding Currency	$ 5.48	$ 4.61	18.9%

Quarters Ended December 31,				Years Ended December 31,
2020	2019	% Change		2020	2019	% Change
$ 1.27	$ 1.04	22.1%	Reported Diluted EPS	$ 5.16	$ 4.61	11.9%
0.04	0.20		Asset impairment and exit costs	0.08	0.23
—	—		Canadian tobacco litigation-related expense	—	0.09
—	—		Loss on deconsolidation of RBH	—	0.12
—	—		Russia excise and VAT audit charge	—	0.20
(0.05)	—		Brazil indirect tax credit	(0.05)	—
—	(0.02)		Fair value adjustment for equity security investments	0.04	(0.02)
—	—		Tax items	(0.06)	(0.04)
$ 1.26	$ 1.22	3.3%	Adjusted Diluted EPS	$ 5.17	$ 5.19	(0.4)%
(0.05)			Less: Currency	(0.32)
$ 1.31	$ 1.22	7.4%	Adjusted Diluted EPS, excluding Currency	$ 5.49	$ 5.19	5.8%

							Schedule 3
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Pro Forma Adjusted Diluted EPS
(Unaudited)

	Quarter Ended	Quarter Ended	Six Months Ended	Quarter Ended	Nine Months Ended	Quarter Ended	Year Ended
	March 31,	June 30,	June 30,	September 30,	September 30,	December 31,	December 31,
	2019	2019	2019	2019	2019	2019	2019
Reported Diluted EPS	$ 0.87	$ 1.49	$ 2.36	$ 1.22	$ 3.57	$ 1.04	$4.61
Asset impairment and exit costs	0.01	0.01	0.02	0.01	0.03	0.20	0.23
Canadian tobacco litigation-related expense	0.09	—	0.09	—	0.09	—	0.09
Loss on deconsolidation of RBH	0.12	—	0.12	—	0.12	—	0.12
Russia excise and VAT audit charge	—	—	—	0.20	0.20	—	0.20
Fair value adjustment for equity security investments	—	—	—	—	—	(0.02)	(0.02)
Tax items	—	(0.04)	(0.04)	—	(0.04)	—	(0.04)
Adjusted Diluted EPS	$ 1.09	$ 1.46	$ 2.55	$ 1.43	$ 3.97	$ 1.22	$ 5.19
Net earnings attributable to RBH	(0.06) (1)	—	(0.06) (1)	—	(0.06) (1)	—	(0.06) (1)
Pro Forma Adjusted Diluted EPS	$ 1.03	$ 1.46	$ 2.49	$ 1.43	$ 3.91	$ 1.22	$ 5.13

(1) Represents the impact of net earnings attributable to RBH from January 1, 2019 through March 21, 2019
Note: EPS is computed independently for each of the periods presented. Accordingly, the sum of the quarterly EPS amounts may not agree to the total for the year

								Schedule 4
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Net Revenues by Product Category and Adjustments of Net Revenues for the Impact of Currency and Acquisitions
($ in millions) / (Unaudited)

Net Revenues	Currency	Net Revenues excluding Currency	Acquisitions	Net Revenues excluding Currency & Acquisitions	Quarters Ended December 31,	Net Revenues	Total	Excluding Currency	Excluding Currency & Acquisitions

2020					Combustible Products	2019	% Change
$ 1,953	$ 109	$ 1,845	$ —	$ 1,845	European Union	$ 1,954	—%	(5.6)%	(5.6)%
569	(65)	634	—	634	Eastern Europe	663	(14.2)%	(4.4)%	(4.4)%
735	(31)	766	—	766	Middle East & Africa	910	(19.3)%	(15.9)%	(15.9)%
1,184	5	1,179	—	1,179	South & Southeast Asia	1,487	(20.4)%	(20.7)%	(20.7)%
592	17	574	—	574	East Asia & Australia	619	(4.5)%	(7.3)%	(7.3)%
474	(43)	516	—	516	Latin America & Canada	546	(13.1)%	(5.3)%	(5.3)%
$ 5,507	$ (7)	$ 5,514	$ —	$ 5,514	Total Combustible	$ 6,179	(10.9)%	(10.8)%	(10.8)%

2020					Reduced-Risk Products	2019	% Change
$ 789	$ 42	$ 746	$ —	$ 746	European Union	$ 482	63.6%	54.8%	54.8%
339	(53)	392	—	392	Eastern Europe	319	6.3%	23.1%	23.1%
5	—	5	—	5	Middle East & Africa	74	(93.3)%	(93.2)%	(93.2)%
1	—	1	—	1	South & Southeast Asia	—	—%	—%	—%
792	19	774	—	774	East Asia & Australia	651	21.8%	18.9%	18.9%
11	—	12	—	12	Latin America & Canada(1)	8	31.1%	37.0%	37.0%
$ 1,937	$ 7	$ 1,930	$ —	$ 1,930	Total RRPs	$ 1,534	26.3%	25.8%	25.8%

2020					PMI	2019	% Change
$ 2,742	$ 151	$ 2,591	$ —	$ 2,591	European Union	$ 2,436	12.6%	6.4%	6.4%
908	(118)	1,026	—	1,026	Eastern Europe	982	(7.5)%	4.5%	4.5%
740	(31)	771	—	771	Middle East & Africa	984	(24.8)%	(21.6)%	(21.6)%
1,185	5	1,180	—	1,180	South & Southeast Asia	1,487	(20.3)%	(20.6)%	(20.6)%
1,384	36	1,348	—	1,348	East Asia & Australia	1,270	9.0%	6.1%	6.1%
485	(43)	528	—	528	Latin America & Canada	554	(12.5)%	(4.7)%	(4.7)%
$ 7,444	$ —	$ 7,444	$ —	$ 7,444	Total PMI	$ 7,713	(3.5)%	(3.5)%	(3.5)%

(1) Net Revenues include revenues from shipments of Platform 1 devices, heated tobacco units and accessories to Altria Group, Inc., commencing in the third quarter of 2019, for sale under license in the United States
Note: Sum of product categories or Regions might not foot to Total PMI due to roundings. “-“ indicates amounts between -$0.5 million and +$0.5 million

								Schedule 5
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Net Revenues by Product Category and Adjustments of Net Revenues for the Impact of Currency and Acquisitions
($ in millions) / (Unaudited)

Net Revenues	Currency	Net Revenues excluding Currency	Acquisitions	Net Revenues excluding Currency & Acquisitions	Years Ended December 31,	Net Revenues	Total	Excluding Currency	Excluding Currency & Acquisitions

2020					Combustible Products	2019	% Change
$ 8,053	$ 13	$ 8,040	$ —	$ 8,040	European Union	$ 8,093	(0.5)%	(0.7)%	(0.7)%
2,250	(165)	2,415	—	2,415	Eastern Europe	2,438	(7.7)%	(0.9)%	(0.9)%
3,031	(77)	3,108	—	3,108	Middle East & Africa	3,721	(18.5)%	(16.5)%	(16.5)%
4,395	(19)	4,414	—	4,414	South & Southeast Asia	5,094	(13.7)%	(13.4)%	(13.4)%
2,468	1	2,467	—	2,467	East Asia & Australia	2,693	(8.4)%	(8.4)%	(8.4)%
1,670	(162)	1,831	—	1,831	Latin America & Canada	2,179	(23.4)%	(16.0)%	(16.0)%
$ 21,867	$ (408)	$ 22,275	$ —	$ 22,275	Total Combustible	$ 24,218	(9.7)%	(8.0)%	(8.0)%

2020					Reduced-Risk Products	2019	% Change
$ 2,649	$ 8	$ 2,641	$ —	$ 2,641	European Union	$ 1,724	53.7%	53.2%	53.2%
1,128	(98)	1,226	—	1,226	Eastern Europe	844	33.6%	45.2%	45.2%
57	—	57	—	57	Middle East & Africa	321	(82.4)%	(82.3)%	(82.3)%
1	—	1	—	1	South & Southeast Asia	—	—%	—%	—%
2,961	32	2,929	—	2,929	East Asia & Australia	2,671	10.9%	9.7%	9.7%
31	(2)	34	—	34	Latin America & Canada(1)	27	18.0%	25.8%	25.8%
$ 6,827	$ (61)	$ 6,888	$ —	$ 6,888	Total RRPs	$ 5,587	22.2%	23.3%	23.3%

2020					PMI	2019	% Change
$ 10,702	$ 21	$ 10,681	$ —	$ 10,681	European Union	$ 9,817	9.0%	8.8%	8.8%
3,378	(263)	3,641	—	3,641	Eastern Europe	3,282	2.9%	10.9%	10.9%
3,088	(77)	3,165	—	3,165	Middle East & Africa	4,042	(23.6)%	(21.7)%	(21.7)%
4,396	(19)	4,415	—	4,415	South & Southeast Asia	5,094	(13.7)%	(13.3)%	(13.3)%
5,429	33	5,396	—	5,396	East Asia & Australia	5,364	1.2%	0.6%	0.6%
1,701	(164)	1,865	—	1,865	Latin America & Canada	2,206	(22.9)%	(15.5)%	(15.5)%
$ 28,694	$ (469)	$ 29,163	$ —	$ 29,163	Total PMI	$ 29,805	(3.7)%	(2.2)%	(2.2)%

(1) Net Revenues include revenues from shipments of Platform 1 devices, heated tobacco units and accessories to Altria Group, Inc., commencing in the third quarter of 2019, for sale under license in the United States
Note: Sum of product categories or Regions might not foot to Total PMI due to roundings. “-“ indicates amounts between -$0.5 million and +$0.5 million

										Schedule 6
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Adjustments of Operating Income for the Impact of Currency and Acquisitions
($ in millions) / (Unaudited)

Operating Income		Currency	Operating Income excluding Currency	Acquisitions	Operating Income excluding Currency & Acquisitions		Operating Income		Total	Excluding Currency	Excluding Currency & Acquisitions

2020						Quarters Ended December 31,	2019		% Change
$ 1,174	(1)	$ 83	$ 1,091	$ —	$ 1,091	European Union	$ 624	(3)	88.1%	74.8%	74.8%
261	(1)	(91)	352	—	352	Eastern Europe	263		(0.8)%	33.8%	33.8%
207	(1)	(36)	243	—	243	Middle East & Africa	380		(45.5)%	(36.1)%	(36.1)%
419	(1)	2	417	—	417	South & Southeast Asia	692		(39.5)%	(39.7)%	(39.7)%
608	(1)	19	589	—	589	East Asia & Australia	412		47.6%	43.0%	43.0%
236	(2)	(25)	261	—	261	Latin America & Canada	135	(4)	74.8%	93.3%	93.3%
$ 2,905		$ (48)	$ 2,953	$ —	$ 2,953	Total PMI	$ 2,506		15.9%	17.8%	17.8%

2020						Years Ended December 31,	2019		% Change
$ 5,098	(5)	$ (24)	$ 5,122	$ —	$ 5,122	European Union	$ 3,970	(3)	28.4%	29.0%	29.0%
871	(5)	(299)	1,170	—	1,170	Eastern Europe	547	(7)	59.2%	+100%	+100%
1,026	(5)	(65)	1,091	—	1,091	Middle East & Africa	1,684		(39.1)%	(35.2)%	(35.2)%
1,709	(5)	2	1,707	—	1,707	South & Southeast Asia	2,163	(8)	(21.0)%	(21.1)%	(21.1)%
2,400	(5)	21	2,379	—	2,379	East Asia & Australia	1,932		24.2%	23.1%	23.1%
564	(6)	(110)	674	—	674	Latin America & Canada	235	(9)	+100%	+100%	+100%
$ 11,668		$ (475)	$ 12,143	$ —	$ 12,143	Total PMI	$ 10,531		10.8%	15.3%	15.3%

(1) Includes asset impairment and exit costs: EU ($30 million), EE ($8 million), ME&A ($10 million), S&SA ($12 million), EA&A ($13 million)
(2) Includes the Brazil indirect tax credit $119 million and asset impairment and exit costs ($5 million)
(3) Includes asset impairment and exit costs ($342 million)
(4) Includes asset impairment and exit costs ($15 million)
(5) Includes asset impairment and exit costs: EU ($57 million), EE ($15 million), ME&A ($19 million), S&SA ($23 million), EA&A ($26 million)
(6) Includes the Brazil indirect tax credit $119 million and asset impairment and exit costs ($9 million)
(7) Includes the Russia excise and VAT audit charge ($374 million)
(8) Includes asset impairment and exit costs ($20 million)
(9) Includes asset impairment and exit costs ($60 million), the Canadian tobacco litigation-related expense ($194 million) and the loss on deconsolidation of RBH ($239 million)

														Schedule 7
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Operating Income to Adjusted Operating Income, excluding Currency and Acquisitions
($ in millions) / (Unaudited)

Operating Income	Asset Impairment & Exit Costs and Others		Adjusted Operating Income	Currency	Adjusted Operating Income excluding Currency	Acqui-sitions	Adjusted Operating Income excluding Currency & Acqui-sitions		Operating Income	Asset Impairment & Exit Costs and Others		Adjusted Operating Income	Total	Excluding Currency	Excluding Currency & Acqui-sitions

2020								Quarters Ended December 31,	2019				% Change
$ 1,174	$ (30)	(1)	$ 1,204	$ 83	$ 1,121	$ —	$ 1,121	European Union	$ 624	$ (342)	(1)	$ 966	24.6%	16.0%	16.0%
261	(8)	(1)	269	(91)	360	—	360	Eastern Europe	263	—		263	2.3%	36.9%	36.9%
207	(10)	(1)	217	(36)	253	—	253	Middle East & Africa	380	—		380	(42.9)%	(33.4)%	(33.4)%
419	(12)	(1)	431	2	429	—	429	South & Southeast Asia	692	—		692	(37.7)%	(38.0)%	(38.0)%
608	(13)	(1)	621	19	602	—	602	East Asia & Australia	412	—		412	50.7%	46.1%	46.1%
236	114	(2)	122	(25)	147	—	147	Latin America & Canada	135	(15)	(1)	150	(18.7)%	(2.0)%	(2.0)%
$ 2,905	$ 41		$ 2,864	$ (48)	$ 2,912	$ —	$ 2,912	Total PMI	$ 2,506	$ (357)		$ 2,863	—%	1.7%	1.7%

2020								Years Ended December 31,	2019				% Change
$ 5,098	$ (57)	(1)	$ 5,155	$ (24)	$ 5,179	$ —	$ 5,179	European Union	$ 3,970	$ (342)	(1)	$ 4,312	19.6%	20.1%	20.1%
871	(15)	(1)	886	(299)	1,185	—	1,185	Eastern Europe	547	(374)	(4)	921	(3.8)%	28.7%	28.7%
1,026	(19)	(1)	1,045	(65)	1,110	—	1,110	Middle East & Africa	1,684	—		1,684	(37.9)%	(34.1)%	(34.1)%
1,709	(23)	(1)	1,732	2	1,730	—	1,730	South & Southeast Asia	2,163	(20)	(1)	2,183	(20.7)%	(20.8)%	(20.8)%
2,400	(26)	(1)	2,426	21	2,405	—	2,405	East Asia & Australia	1,932	—		1,932	25.6%	24.5%	24.5%
564	110	(3)	454	(110)	564	—	564	Latin America & Canada	235	(493)	(5)	728	(37.6)%	(22.5)%	(22.5)%
$ 11,668	$ (30)		$ 11,698	$ (475)	$ 12,173	$ —	$ 12,173	Total PMI	$ 10,531	$ (1,229)		$ 11,760	(0.5)%	3.5%	3.5%

(1) Represents asset impairment and exit costs
(2) Includes the Brazil indirect tax credit $119 million and asset impairment and exit costs ($5 million)
(3) Includes the Brazil indirect tax credit $119 million and asset impairment and exit costs ($9 million)
(4) Represents the Russia excise and VAT audit charge
(5) Includes asset impairment and exit costs ($60 million), the Canadian tobacco litigation-related expense ($194 million) and the loss on deconsolidation of RBH ($239 million)

														Schedule 8
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Adjusted Operating Income Margin, excluding Currency and Acquisitions
($ in millions) / (Unaudited)

Adjusted Operating Income (1)	Net Revenues	Adjusted Operating Income Margin	Adjusted Operating Income excluding Currency (1)	Net Revenues excluding Currency (2)	Adjusted Operating Income Margin excluding Currency	Adjusted Operating Income excluding Currency & Acqui-sitions (1)	Net Revenues excluding Currency & Acqui-sitions (2)	Adjusted Operating Income Margin excluding Currency & Acqui-sitions		Adjusted Operating Income (1)	Net Revenues	Adjusted Operating Income Margin	Adjusted Operating Income Margin	Adjusted Operating Income Margin excluding Currency	Adjusted Operating Income Margin excluding Currency & Acqui-sitions

2020									Quarters Ended December 31,	2019			% Points Change
$ 1,204	$ 2,742	43.9%	$ 1,121	$ 2,591	43.3%	$ 1,121	$ 2,591	43.3%	European Union	$ 966	$ 2,436	39.7%	4.2	3.6	3.6
269	908	29.6%	360	1,026	35.1%	360	1,026	35.1%	Eastern Europe	263	982	26.8%	2.8	8.3	8.3
217	740	29.3%	253	771	32.8%	253	771	32.8%	Middle East & Africa	380	984	38.6%	(9.3)	(5.8)	(5.8)
431	1,185	36.4%	429	1,180	36.4%	429	1,180	36.4%	South & Southeast Asia	692	1,487	46.5%	(10.1)	(10.1)	(10.1)
621	1,384	44.9%	602	1,348	44.7%	602	1,348	44.7%	East Asia & Australia	412	1,270	32.4%	12.5	12.3	12.3
122	485	25.2%	147	528	27.8%	147	528	27.8%	Latin America & Canada	150	554	27.1%	(1.9)	0.7	0.7
$ 2,864	$ 7,444	38.5%	$ 2,912	$ 7,444	39.1%	$ 2,912	$ 7,444	39.1%	Total PMI	$ 2,863	$ 7,713	37.1%	1.4	2.0	2.0

2020									Years Ended December 31,	2019			% Points Change
$ 5,155	$ 10,702	48.2%	$ 5,179	$ 10,681	48.5%	$ 5,179	$ 10,681	48.5%	European Union	$ 4,312	$ 9,817	43.9%	4.3	4.6	4.6
886	3,378	26.2%	1,185	3,641	32.5%	1,185	3,641	32.5%	Eastern Europe	921	3,282	28.1%	(1.9)	4.4	4.4
1,045	3,088	33.8%	1,110	3,165	35.1%	1,110	3,165	35.1%	Middle East & Africa	1,684	4,042	41.7%	(7.9)	(6.6)	(6.6)
1,732	4,396	39.4%	1,730	4,415	39.2%	1,730	4,415	39.2%	South & Southeast Asia	2,183	5,094	42.9%	(3.5)	(3.7)	(3.7)
2,426	5,429	44.7%	2,405	5,396	44.6%	2,405	5,396	44.6%	East Asia & Australia	1,932	5,364	36.0%	8.7	8.6	8.6
454	1,701	26.7%	564	1,865	30.2%	564	1,865	30.2%	Latin America & Canada	728	2,206	33.0%	(6.3)	(2.8)	(2.8)
$ 11,698	$ 28,694	40.8%	$ 12,173	$ 29,163	41.7%	$ 12,173	$ 29,163	41.7%	Total PMI	$ 11,760	$ 29,805	39.5%	1.3	2.2	2.2

(1) For the calculation of Adjusted Operating Income and Adjusted Operating Income excluding currency and acquisitions refer to Schedule 7
(2) For the calculation of Net Revenues excluding currency and acquisitions refer to Schedules 4 and 5

							Schedule 9
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Adjustments for the Impact of RBH, excluding Currency
($ in millions, except per share data) / (Unaudited)

	Quarters Ended December 31,			Years Ended December 31,
	2020	2019	% Change	2020	2019		% Change
Net Revenues	$ 7,444	$ 7,713	(3.5)%	$ 28,694	$ 29,805		(3.7)%
Net Revenues attributable to RBH		—			(181)	(1)
Net Revenues	$ 7,444	$ 7,713	(3.5)%	$ 28,694	$ 29,624	(2)	(3.1)%
Less: Currency	—			(470)
Net Revenues, ex. currency	$ 7,444	$ 7,713	(3.5)%	$ 29,164	$ 29,624	(2)	(1.6)%

Adjusted Operating Income (3)	$ 2,864	$ 2,863	—%	$ 11,698	$ 11,760		(0.5)%
Operating Income attributable to RBH		—			(126)	(1)
Adjusted Operating Income	$ 2,864	$ 2,863	—%	$ 11,698	$ 11,634	(2)	0.6%
Less: Currency	(48)			(474)
Adjusted Operating Income, ex. currency	$ 2,912	$ 2,863	1.7%	$ 12,172	$ 11,634	(2)	4.6%

Adjusted OI Margin	38.5%	37.1%	1.4	40.8%	39.5%		1.3
Adjusted OI Margin attributable to RBH		—			(0.2)	(1)
Adjusted OI Margin	38.5%	37.1%	1.4	40.8%	39.3%	(2)	1.5
Less: Currency	(0.6)			(0.9)
Adjusted OI Margin, ex. currency	39.1%	37.1%	2.0	41.7%	39.3%	(2)	2.4

Adjusted Diluted EPS (4)	$ 1.26	$ 1.22	3.3%	$ 5.17	$ 5.19		(0.4)%
Net earnings attributable to RBH		—			(0.06)	(1)
Adjusted Diluted EPS	$ 1.26	$ 1.22	3.3%	$ 5.17	$ 5.13	(2)	0.8%
Less: Currency	(0.05)			(0.32)
Adjusted Diluted EPS, ex. currency	$ 1.31	$ 1.22	7.4%	$ 5.49	$ 5.13	(2)	7.0%

(1) Represents the impact attributable to RBH from January 1, 2019 through March 21, 2019
(2) Pro forma
(3) For the calculation of Adjusted Operating Income, see Schedule 7
(4) For the calculation, see Schedule 2
Note: Financials attributable to RBH include Duty Free sales in Canada

							Schedule 10
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Adjustments for the Impact of RBH, excluding Currency
($ in millions) / (Unaudited)

Latin America & Canada	Quarters Ended December 31,			Years Ended December 31,
	2020	2019	% Change	2020	2019		% Change
Net Revenues	$ 485	$ 554	(12.5)%	$ 1,701	$ 2,206		(22.9)%
Net Revenues attributable to RBH		—			(179)	(1)
Net Revenues	$ 485	$ 554	(12.5)%	$ 1,701	$ 2,027	(2)	(16.1)%
Less: Currency	(43)			(165)
Net Revenues, ex. currency	$ 528	$ 554	(4.7)%	$ 1,866	$ 2,027	(2)	(7.9)%

Operating Income	$ 236	$ 135	74.8%	$ 564	$ 235		+100%
Less:
Asset impairment and exit costs	(5)	(15)		(9)	(60)
Canadian tobacco litigation-related expense	—	—		—	(194)
Loss on deconsolidation of RBH	—	—		—	(239)
Brazil indirect tax credit	119	—		119	—
Adjusted Operating Income	$ 122	$ 150	(18.7)%	$ 454	$ 728		(37.6)%
Operating Income attributable to RBH		—			(125)	(1)
Adjusted Operating Income	$ 122	$ 150	(18.7)%	$ 454	$ 603	(2)	(24.7)%
Less: Currency	(25)			(108)
Adjusted Operating Income, ex. currency	$ 147	$ 150	(2.0)%	$ 562	$ 603	(2)	(6.8)%

Adjusted OI Margin	25.2%	27.1%	(1.9)	26.7%	33.0%		(6.3)
Adjusted OI Margin attributable to RBH		—			(3.3)	(1)
Adjusted OI Margin	25.2%	27.1%	(1.9)	26.7%	29.7%	(2)	(3.0)
Less: Currency	(2.6)			(3.4)
Adjusted OI Margin, ex. currency	27.8%	27.1%	0.7	30.1%	29.7%	(2)	0.4

(1) Represents the impact attributable to RBH from January 1, 2019 through March 21, 2019
(2) Pro forma

					Schedule 11
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Condensed Statements of Earnings
($ in millions, except per share data) / (Unaudited)

Quarters Ended December 31,				Years Ended December 31,
2020	2019	Change Fav./(Unfav.)		2020	2019	Change Fav./(Unfav.)
$ 19,531	$ 19,849	(1.6)%	Revenues including Excise Taxes	$ 76,047	$ 77,921	(2.4)%
12,087	12,136	0.4%	Excise Taxes on products	47,353	48,116	1.6%
7,444	7,713	(3.5)%	Net Revenues	28,694	29,805	(3.7)%
2,572	2,778	7.4%	Cost of sales	9,569	10,513	9.0%
4,872	4,935	(1.3)%	Gross profit	19,125	19,292	(0.9)%
1,949	2,413	19.2%	Marketing, administration and research costs (1)	7,384	8,695	15.1%
18	16		Amortization of intangibles	73	66
2,905	2,506	15.9%	Operating Income	11,668	10,531	10.8%
164	136	(20.6)%	Interest expense, net	618	570	(8.4)%
29	28	(3.6)%	Pension and other employee benefit costs	97	89	(9.0)%
2,712	2,342	15.8%	Earnings before income taxes	10,953	9,872	11.0%
613	623	1.6%	Provision for income taxes	2,377	2,293	(3.7)%
(20)	(63)		Equity investments and securities (income)/loss, net	(16)	(149)
2,119	1,782	18.9%	Net Earnings	8,592	7,728	11.2%
143	166		Net Earnings attributable to noncontrolling interests	536	543
$ 1,976	$ 1,616	22.3%	Net Earnings attributable to PMI	$ 8,056	$ 7,185	12.1%

			Per share data (2):
$ 1.27	$ 1.04	22.1%	Basic Earnings Per Share	$ 5.16	$ 4.61	11.9%
$ 1.27	$ 1.04	22.1%	Diluted Earnings Per Share	$ 5.16	$ 4.61	11.9%

(1) Year ended December 31, 2020 includes asset impairment and exit costs ($149 million) and the Brazil indirect tax credit $119 million. Year ended December 31, 2019 includes asset impairment and exit costs ($422 million), the Canadian tobacco litigation-related expense ($194 million), the loss on deconsolidation of RBH ($239 million) and the Russia excise and VAT audit charge ($374 million). Quarter ended December 31, 2020 includes asset impairment and exit costs ($78 million) and the Brazil indirect tax credit $119 million. Quarter ended December 31, 2019 includes asset impairment and exit costs ($357 million).
(2) Net Earnings and weighted-average shares used in the basic and diluted Earnings Per Share computations for the quarters and for the year ended December 31, 2020 and 2019 are shown on Schedule 1, Footnote 1

		Schedule 12
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Condensed Balance Sheets
($ in millions, except ratios) / (Unaudited)

	December 31,	December 31,
	2020	2019
Assets
Cash and cash equivalents	$7,280	$6,861
All other current assets	14,212	13,653
Property, plant and equipment, net	6,365	6,631
Goodwill	5,964	5,858
Other intangible assets, net	2,019	2,113
Equity investments	4,798	4,635
Other assets	4,177	3,124
Total assets	$44,815	$42,875

Liabilities and Stockholders' (Deficit) Equity
Short-term borrowings	$244	$338
Current portion of long-term debt	3,124	4,051
All other current liabilities	16,247	14,444
Long-term debt	28,168	26,656
Deferred income taxes	684	908
Other long-term liabilities	6,979	6,077
Total liabilities	55,446	52,474

Total PMI stockholders' deficit	(12,567)	(11,577)
Noncontrolling interests	1,936	1,978
Total stockholders' (deficit) equity	(10,631)	(9,599)
Total liabilities and stockholders' (deficit) equity	$44,815	$42,875

		Schedule 13
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Calculation of Total Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA Ratios
($ in millions, except ratios) / (Unaudited)

	Year Ended December 31, 2020	Year Ended December 31, 2019

Net Earnings	$8,592	$7,728
Equity investments and securities (income)/loss, net	(16)	(149)
Provision for income taxes	2,377	2,293
Interest expense, net	618	570
Depreciation and amortization	981	964
Asset impairment and exit costs and Others (1)	30	1,229
Adjusted EBITDA	$ 12,582	$12,635

	December 31,	December 31,
	2020	2019
Short-term borrowings	$244	$338
Current portion of long-term debt	3,124	4,051
Long-term debt	28,168	26,656
Total Debt	$31,536	$31,045
Cash and cash equivalents	7,280	6,861
Net Debt	$24,256	$24,184

Ratios:
Total Debt to Adjusted EBITDA	2.51	2.46
Net Debt to Adjusted EBITDA	1.93	1.91

(1) For the year ended December 31, 2020, Others include the Brazil indirect tax credit $119 million. For the year ended December 31, 2019, Others include the Canadian tobacco litigation-related expense ($194 million), the loss on deconsolidation of RBH ($239 million) and the Russia excise and VAT audit charge ($374 million)